EXHIBIT 10.1

________________________________________________________

LOAN AGREEMENT

________________________________________________________
Dated as of March 6, 2017
Among
ARC NYC123WILLIAM, LLC,
as Borrower,
and
BARCLAYS BANK PLC,
as Lender

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION1
Section 1.1.Definitions    1
Section 1.2.Principles of Construction    30
ARTICLE 2. GENERAL TERMS30
Section 2.1.Loan Commitment; Disbursement to Borrower    30
Section 2.2.The Loan; Use of Proceeds    30
Section 2.3.Disbursement to Borrower    30
Section 2.4.The Note and the other Loan Documents    30
Section 2.5.Interest Rate    31
Section 2.6.Loan Payments    32
Section 2.7.Prepayments    32
Section 2.8.Defeasance    34
Section 2.9.Release or Assignment upon Payment in Full    37
Section 2.10.Withholding and Indemnified Taxes    37
ARTICLE 3. REPRESENTATIONS AND WARRANTIES42
Section 3.1.Legal Status and Authority    42
Section 3.2.Validity of Documents    42
Section 3.3.Litigation    42
Section 3.4.Agreements    42
Section 3.5.Financial Condition    43
Section 3.6.Disclosure    43
Section 3.7.No Plan Assets    43
Section 3.8.Not a Foreign Person    43
Section 3.9.Title    43
Section 3.10.Business Purposes    44
Section 3.11.Borrower’s Principal Place of Business    44
Section 3.12.Status of Property    44
Section 3.13.Financial Information    46
Section 3.14.Condemnation    46
Section 3.15.Separate Lots    46
Section 3.16.Insurance    46
Section 3.17.Use of Property    46
Section 3.18.Leases and Rent Roll    46
Section 3.19.Filing and Recording Taxes    47
Section 3.20.Management Agreement and Leasing Agreements    47
Section 3.21.Illegal Activity/Forfeiture    48
Section 3.22.Taxes    48
Section 3.23.Intentionally Omitted    48
Section 3.24.Intentionally Omitted    48
Section 3.25.Non-Consolidation Opinion Assumptions    48
Section 3.26.Federal Reserve Regulations    48
Section 3.27.Investment Company Act    48
Section 3.28.Fraudulent Conveyance    48
Section 3.29.Embargoed Person    49
Section 3.30.Intentionally Omitted    49
Section 3.31.Organizational Chart    49
Section 3.32.Bank Holding Company    50
Section 3.33.Intentionally Omitted    50
Section 3.34.Intentionally Omitted    50
Section 3.36.No Change in Facts or Circumstances; Disclosure    50
ARTICLE 4. BORROWER COVENANTS50
Section 4.1.Existence    50
Section 4.2.Legal Requirements    50
Section 4.3.Maintenance and Use of Property    51
Section 4.4.Waste    52
Section 4.5.Taxes and Other Charges    52
Section 4.6.Litigation    53
Section 4.7.Access to Property    53
Section 4.8.Notice of Default    53
Section 4.9.Cooperate in Legal Proceedings    53
Section 4.10.Performance by Borrower    53
Section 4.11.Intentionally Omitted    53
Section 4.12.Books and Records    53
Section 4.13.Estoppel Certificates    55
Section 4.14.Leases and Rents    56
Section 4.15.Management Agreement    58
Section 4.16.Payment for Labor and Materials    60
Section 4.17.Performance of Other Agreements    61
Section 4.18.Debt Cancellation    61
Section 4.19.ERISA    61
Section 4.20.No Joint Assessment    62
Section 4.21.Alterations    62
Section 4.22.Intentionally Omitted    63
Section 4.23.Leasing Agreements    63
Section 4.24.Embargoed Person    63
Section 4.25.O&M Program.    64
ARTICLE 5. ENTITY COVENANTS64
Section 5.1.Single Purpose Entity/Separateness    64
Section 5.2.Independent Director    69
Section 5.3.Change of Name, Identity or Structure    70
Section 5.4.Business and Operations    71
ARTICLE 6. NO SALE OR ENCUMBRANCE71
Section 6.1.Transfer Definitions    71
Section 6.2.No Sale/Encumbrance    71
Section 6.3.Permitted Equity Transfers    72
Section 6.4.Assumption    74
Section 6.5.Lender’s Rights    76
Section 6.6.Economic Sanctions, Anti-Money Laundering and Transfers    76
ARTICLE 7. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION77
Section 7.1.Insurance    77
Section 7.2.Casualty    82
Section 7.3.Condemnation    82
Section 7.4.Restoration    83
ARTICLE 8. RESERVE FUNDS87
Section 8.1.Intentionally Omitted    87
Section 8.2.Replacement Reserve Funds    87
Section 8.3.Leasing Reserve Funds    88
Section 8.4.Intentionally Omitted    89
Section 8.5.Excess Cash Flow Funds    89
Section 8.6.Tax and Insurance Funds    90
Section 8.7.NYC-DYCD Lease Funds    91
Section 8.8.Unfunded Obligations Funds.    92
Section 8.9.Intentionally Omitted    93
Section 8.10.The Accounts Generally    93
Section 8.11.Letters of Credit    96
ARTICLE 9. CASH MANAGEMENT97
Section 9.1.Establishment of Certain Accounts    97
Section 9.2.Deposits into the Restricted Account; Maintenance of Restricted Account    97
Section 9.3.Disbursements from the Cash Management Account    99
Section 9.4.Withdrawals from the Debt Service Account    100
Section 9.5.Payments Received Under this Agreement    100
ARTICLE 10. EVENTS OF DEFAULT; REMEDIES100
Section 10.1.Event of Default    100
Section 10.2.Remedies    103
ARTICLE 11. SECONDARY MARKET106
Section 11.1.Securitization    106
Section 11.2.Disclosure    109
Section 11.3.Reserves/Escrows    113
Section 11.4.Servicer    113
Section 11.5.Rating Agency Costs    113
Section 11.6.Mezzanine Option    113
Section 11.7.Conversion to Registered Form    114
ARTICLE 12. INDEMNIFICATIONS115
Section 12.1.General Indemnification    115
Section 12.2.Mortgage and Intangible Tax Indemnification    115
Section 12.3.ERISA Indemnification    115
Section 12.4.Duty to Defend, Legal Fees and Other Fees and Expenses    116
Section 12.5.Survival    116
Section 12.6.Environmental Indemnity    116
ARTICLE 13. EXCULPATION116
Section 13.1.Exculpation    116
ARTICLE 14. NOTICES118
Section 14.1.Notices    118
ARTICLE 15. FURTHER ASSURANCES119
Section 15.1.Replacement Documents    119
Section 15.2.Recording of Security Instrument, etc    119
Section 15.3.Further Acts, etc    120
Section 15.4.Changes in Tax, Debt, Credit and Documentary Stamp Laws    120
ARTICLE 16. WAIVERS121
Section 16.1.Remedies Cumulative; Waivers    121
Section 16.2.Modification, Waiver in Writing    121
Section 16.3.Delay Not a Waiver    121
Section 16.4.Waiver of Trial by Jury    122
Section 16.5.Waiver of Notice    122
Section 16.6.Remedies of Borrower    122
Section 16.7.Marshalling and Other Matters    122
Section 16.8.Intentionally Omitted    123
Section 16.9.Waiver of Counterclaim    123
Section 16.10.Sole Discretion of Lender    123
ARTICLE 17. MISCELLANEOUS123
Section 17.1.Survival    123
Section 17.2.Governing Law    123
Section 17.3.Headings    125
Section 17.4.Severability    125
Section 17.5.Preferences    125
Section 17.6.Expenses    125
Section 17.7.Cost of Enforcement    126
Section 17.8.Schedules Incorporated    127
Section 17.9.Offsets, Counterclaims and Defenses    127
Section 17.10.No Joint Venture or Partnership; No Third Party Beneficiaries    127
Section 17.11.Publicity    128
Section 17.12.Limitation of Liability    129
Section 17.13.Conflict; Construction of Documents; Reliance    129
Section 17.14.Entire Agreement    129
Section 17.15.Liability    129
Section 17.16.Duplicate Originals; Counterparts    129
Section 17.17.Brokers    129
Section 17.18.Set-Off    130
Section 17.19.Acknowledgement and Consent to Bail-In of EEA Financial Institutions    130

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of March 6, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among BARCLAYS BANK PLC, having an address at 745 Seventh Avenue, New York, New York 10019 (together with its successors and/or assigns, “Lender”), and ARC NYC123WILLIAM, LLC, having its principal place of business at 106 York Road, Jenkintown, Pennsylvania 19046 (together with its successors and/or assigns, “Borrower”).
RECITALS:
Borrower desires to obtain the Loan (defined below) from Lender.
Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).
In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.    Definitions.
For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Acceptable LLC” shall mean a limited liability company formed under Delaware law which has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company.
“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts in the Accounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.
“Accounts” shall mean the Cash Management Account, the Debt Service Account, the Restricted Account, the Tax Account, the Insurance Account, the Replacement Reserve Account, the Leasing Reserve Account, the NYC-DYCD Lease Account, the Unfunded Obligations Account, the Excess Cash Flow Account and any other account established by this Agreement or the other Loan Documents.
“Act” is defined in Section 5.1 hereof.
“Affiliate” shall mean, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person and/or (b) is a director or officer of such Person or of an Affiliate of such Person.
“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, five percent (5%) or more of the aggregate legal, beneficial or economic interest or which is Controlled by Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities.
“Agent” shall mean, in connection with any Syndication of the Loan, the Lender or other Person designated as the administrative agent for the Loan for itself and each Lender pursuant to the applicable co-lender agreement entered into by the Lenders.
“Aggregate Square Footage” shall mean the aggregate rentable square footage of the Property.
“ALTA” shall mean American Land Title Association or any successor thereto.
“Alteration Threshold” shall mean an amount equal to five percent (5%) of the aggregate outstanding principal amount of the Loan and of any mezzanine loan entered into pursuant to an exercise by Lender of the Mezzanine Option in accordance with the terms and provisions of Section 11.6 hereof.
“Approved Accounting Method” shall mean GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.
“Approved Annual Budget” shall have the meaning set forth in Section 4.12 hereof.
“Approved Bank” means (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution acceptable to Lender or (c) if a Securitization has occurred, a bank or other financial institution with respect to which Lender shall have received a Rating Agency Confirmation.
“Approved Extraordinary Expense” shall mean an operating or capital expense of the Property not set forth on the Approved Annual Budget but approved by Lender in writing, which such approval shall not be unreasonably withheld, conditioned or delayed.
“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall be deemed Approved ID Providers unless and until disapproved by any Rating Agency and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent reasonably approved in writing by Lender and approved in writing by the Rating Agencies.
“Approved NYC-DYCD Lease” shall mean a new lease for the space at the Property licensed pursuant to the NYC-DYCD License with the NYC-DYCD Tenant as of the Closing Date (which in no event shall be less than 40,000 rentable square feet of space) meeting the following requirements: (i) an initial term of not less than ten (10) years, (ii) net effective rent, as reasonably determined by Lender, at least equal to the net effective licensing fee and other compensation payable to Borrower under the NYC-DYCD License Agreement as of the Closing Date, (iii) containing no termination, cancellation, contraction or abatement rights effective during the first ten (10) years of the term of the Approved NYC-DYCD Lease (other than customary termination and abatement rights in connection with a landlord default, Casualty or Condemnation) and (iv) consistent in all material respects with the terms set forth in the term sheet attached hereto as Schedule II.
“Approved Operating Expense” shall mean an operating expense of or capital expense for the Property set forth on the Approved Annual Budget, subject to line item variances of up to five percent (5%) per line item which variances shall not be subject to Lender’s consent or approval.
“ARCNYC REIT” shall mean American Realty Capital New York City REIT, Inc., a Maryland corporation.
“Assignment of Leasing Agreement” shall mean, individually and collectively, as the context may require, the Assignment of Leasing Agreement (Office) and the Assignment of Leasing Agreement (Retail).
“Assignment of Leasing Agreement (Office)” shall mean the assignment of the Leasing Agreement (Office) and the subordination of leasing fees thereunder and acknowledgment agreement, dated as of the date hereof, among Lender, Borrower, and the Leasing Agent (Office), as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Assignment of Leasing Agreement (Retail)” shall mean the assignment of the Leasing Agreement (Retail) and the subordination of leasing fees thereunder and acknowledgment agreement, dated as of the date hereof, among Lender, Borrower, and the Leasing Agent (Retail), as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement, dated as of the date hereof, among Lender, Borrower and the applicable Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.
“Bail-In Action” shall have the meaning set forth in Section 17.19 hereof.
“Bail-In Legislation” shall have the meaning set forth in Section 17.19 hereof.
“Bank” shall be deemed to refer to the bank or other institution maintaining the Restricted Account pursuant to the Restricted Account Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code and/or any Creditors Rights Laws; (b) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code and/or any Creditors Rights Laws, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (c) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property; (d) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, any Creditors Rights Laws and/or any other applicable law, or (e) such Person takes any action in furtherance of any of the foregoing.
“Bankruptcy Event” shall mean the occurrence of any one or more the of the following: (i) Borrower or any SPE Component Entity shall commence any case, proceeding or other action (A) under the Bankruptcy Code and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets; (ii) Borrower or any SPE Component Entity shall make a general assignment for the benefit of its creditors; (iii) Borrower, any SPE Component Entity, Guarantor or Affiliated Manager (and/or Person owning an interest (directly or indirectly) in Borrower, any SPE Component Entity, Guarantor or Affiliated Manager, but excluding any Person whose indirect interest in Borrower, any SPE Component Entity and/or Affiliated Manager and/or direct or indirect interest in Guarantor is derived solely from its ownership of shares of stock in ARCNYC REIT, that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange, unless (I) such Person is an officer and/or director of Borrower, any SPE Component Entity, Guarantor, any Affiliated Manager and/or their respective Affiliates, (II) such Person owns a ten percent (10%) or greater interest in ARCNYC REIT through its ownership of shares of stock in ARCNYC REIT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange and/or (III) such Person Controls Borrower, any SPE Component Entity, Guarantor, any Affiliated Manager and/or their respective Affiliates) files, or joins or colludes in the filing of, (A) an involuntary petition against Borrower or any SPE Component Entity under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code or any other Creditors Rights Laws against Borrower or any SPE Component Entity or (B) any case, proceeding or other action under the Bankruptcy Code or any other Creditors Rights Laws seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of Borrower’s or any SPE Component Entity’s assets; (iv) Borrower or any SPE Component Entity files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any Person against Borrower or any SPE Component Entity; (v) Borrower, any SPE Component Entity, Guarantor or Affiliated Manager (and/or Person owning an interest (directly or indirectly) in Borrower, any SPE Component Entity, Guarantor or Affiliated Manager, but excluding any Person whose indirect interest in Borrower, any SPE Component Entity and/or Affiliated Manager and/or direct or indirect interest in Guarantor is derived solely from its ownership of shares of stock in ARCNYC REIT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange, unless (I) such Person is an officer and/or director of Borrower, any SPE Component Entity, Guarantor, any Affiliated Manager and/or their respective Affiliates, (II) such Person owns a ten percent (10%) or greater interest in ARCNYC REIT through its ownership of shares of stock in ARCNYC REIT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange and/or (III) such Person Controls Borrower, any SPE Component Entity, Guarantor, any Affiliated Manager and/or their respective Affiliates) consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any SPE Component Entity or any portion of the Property; and (vi) Borrower or any SPE Component Entity admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Barclays” shall mean Barclays Bank PLC.
“Borrower Party” and “Borrower Parties” shall mean each of Borrower, any SPE Component Entity and Guarantor.
“Business Day” shall mean a day on which commercial banks are not authorized or required by applicable law to close in New York, New York.
“Cash Flow Adjustments” shall mean adjustments made by Lender in its calculation of Underwritable Cash Flow and the components thereof, in each case, based upon Lender underwriting criteria, which shall be customary and consistent with loans similar to the Loan and which such adjustments shall include, without limitation, adjustments (A) for (i) items of a non-recurring nature, and (ii) imminent liabilities and/or other expense increases (including, without limitation, imminent increases to Taxes and Insurance Premiums); and (B) to exclude rental income attributable to any Tenant (1) in bankruptcy that has not affirmed its Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (2) has less than ninety (90) days remaining under the current term of its Lease and has not extended or renewed its Lease, (3) that is ninety (90) or more days delinquent in the payment of base rent under its Lease, (4) that has stated in writing that it is not renewing or is terminating, canceling and/or rejecting its applicable Lease (provided, that, with respect to any Lease pursuant to which Tenant is paying to Borrower full and unabated rent after it has delivered such notification to Borrower, Lender shall continue to include such rental income in its calculation of Underwritable Cash Flow for the period through and until ninety (90) days prior to the effective date of the termination, cancellation and/or rejection of the Lease) and/or (5) whose tenancy at the Property is month-to-month.
“Cash Management Account” shall have the meaning set forth in Section 9.1 hereof.
“Cash Management Agreement” shall have the meaning set forth in Section 9.1 hereof.
“Casualty” shall have the meaning set forth in Section 7.2.
“Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 7.4 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 7.4 hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Condemnation Proceeds” shall have the meaning set forth in Section 7.3(b) hereof.
“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.
“Covered Disclosure Information” shall have the meaning set forth in Section 11.2 hereof.
“Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities.
“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.
“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents (including, without limitation, all costs and expenses payable to Lender thereunder).
“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments hereunder.
“Debt Service Account” shall have the meaning set forth in Section 9.1 hereof.
“Debt Service Coverage Ratio” shall mean the ratio of (i) the Underwritable Cash Flow as of the date of calculation to (ii) the Debt Service which was due for the twelve (12) month period immediately preceding the date of calculation, provided, that, the foregoing shall be calculated by Lender (A) based upon the actual amount of debt service which would be due for such period, and (B) assuming that the Loan had been in place for the entirety of said period.
“Debt Yield” shall mean, as the quotient (expressed as a percentage) obtained by dividing (a) Underwritable Cash Flow as of the date of calculation by (b) the aggregate outstanding principal amount of the Loan and of any mezzanine loan entered into pursuant to an exercise by Lender of the Mezzanine Option in accordance with the terms and provisions of Section 11.6 hereof as of such date.
“Debt Yield Threshold” shall have the meaning set forth in Section 8.7 hereof.
“Deemed Approval Requirements” shall mean, with respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; (iii) Lender shall have failed to approve or disapprove the matter identified in the Initial Notice in writing within the aforesaid time-frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN THREE (3) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and (v) Lender shall have failed to approve or disapprove the matter identified in the Second Notice in writing within the aforesaid time-frame. For purposes of clarification, Lender may request in writing additional and/or clarified information provided such request for information is delivered within three (3) Business Days of Lender’s receipt of the Initial Notice, provided, however, notwithstanding the foregoing, Lender shall still be required to approve or disapprove any request in writing within the timeframes set forth above in this paragraph. Notwithstanding anything to the contrary contained herein, in no event shall Lender’s consent (where required) be deemed granted for any matter which requires the delivery (or is conditioned upon the delivery) of a Rating Agency Confirmation pursuant to the terms hereof.
“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) four percent (4%) above the Interest Rate.
“Defeasance Collateral” shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, the Payment Dates under the Note after the Defeasance Date and up to and including the Open Prepayment Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Payment Dates.
“Defeasance Collateral Account” shall have the meaning set forth in Section 2.8(b) hereof.
“Defeasance Date” shall have the meaning set forth in Section 2.8(a) hereof.
“Defeasance Event” shall have the meaning set forth in Section 2.8(a) hereof.
“Disclosure Documents” shall mean, collectively and as applicable, any offering circular, free writing prospectus, prospectus, prospectus supplement, private placement memorandum, term sheet or other offering document, in each case, provided to prospective investors and the Rating Agencies in connection with a Securitization.
“EEA Financial Institution” shall have the meaning set forth in Section 17.19 hereof.
“EEA Member Country” shall have the meaning set forth in Section 17.19 hereof.
“EEA Resolution Authority” shall have the meaning set forth in Section 17.19 hereof.
“EU Bail-In Legislation Schedule” shall have the meaning set forth in Section 17.19 hereof.
“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management or advisement) in excess of $1,000,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $400,000,000 and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or corporate credit loans, or operating commercial properties.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for thirty (30) days or less) and (ii) the long term unsecured debt obligations of which are rated at least “A+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for more than thirty (30) days), (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time or (c) Wells Fargo Bank, National Association in its capacity as Cash Management Bank; provided, that, with respect to this clause (c), Wells Fargo Bank, National Association complies with the definition of “Eligible Institution” set forth in the Cash Management Agreement.
“Embargoed Person” shall have the meaning set forth in Section 3.29 hereof.
“Emergency Alterations” shall have the meaning set forth in Section 4.21 hereof.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.
“Environmental Reports” shall mean that certain Phase I environmental site assessment with respect to the Property delivered to Lender in connection with the closing of the Loan.
“Equity Collateral” shall have the meaning set forth in Section 11.6 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.
“Event of Default” shall have the meaning set forth in Section 10.1 hereof.
“Excess Cash Flow” shall have the meaning set forth in Section 9.3 hereof.
“Excess Cash Flow Account” shall have the meaning set forth in Section 8.5 hereof.
“Excess Cash Flow Funds” shall have the meaning set forth in Section 8.5 hereof.
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
“Exchange Act Filing” shall have the meaning set forth in Section 11.1 hereof.
“Excluded Taxes” shall mean any of the following Section 2.10 Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Section 2.10 Taxes imposed on or measured by net income (however denominated), franchise Section 2.10 Taxes, and branch profits Section 2.10 Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Section 2.10 Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender originates or acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Section 2.10 Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Section 2.10 Taxes attributable to such Recipient’s failure to comply with Section 2.10(f) and (d) any U.S. federal withholding taxes imposed under FATCA.
“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.
“FATCA” shall mean Sections 1471 through 1474 of the IRS Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRS Code.
“First Monthly Payment Date” shall mean April 6, 2017.
“Fitch” shall mean Fitch, Inc.
“Fiscal Year” shall mean each twelve (12)-month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Flood Insurance Acts” shall have the meaning set forth in Section 7.1 hereof.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Gross Rents” shall mean an amount equal to rental income reflected in a current rent roll annualized for (i) all Tenants paying rent, and (ii) all Tenants who are open for business and in actual physical occupancy of their respective space demised under their Leases but who are benefitting from a free rent period (provided that only nine (9) months of free rent will be included in Gross Rents (except to the extent such free rent has been escrowed with Lender as Reserve Funds in which case rent for all such free rent period shall be included in rental income), in each instance pursuant to Leases which are in full force and effect, provided, notwithstanding anything to the contrary in this Agreement, for purposes of calculating Underwritable Cash Flow (as used in the definition of Debt Service Coverage Ratio), if any rent increases are scheduled to occur under any Leases in the 12-month period following the date of calculation of the Debt Service Coverage Ratio, then such increased rent shall be used to calculate Gross Rent for the entire 12-month period included in the calculation of Debt Service Coverage Ratio.
“Guarantor” shall mean New York City Operating Partnership, L.P., a Delaware limited partnership, and any successor to and/or replacement of any of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.
“Guarantor Control Condition” shall mean a condition which shall be deemed satisfied to the extent that Borrower and, if applicable, each SPE Component Entity is, in each case, Controlled directly or indirectly by a current Guarantor (as distinguished from any prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents).
“Guaranty” shall mean that certain Limited Recourse Guaranty executed by Guarantor and dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Improvements” shall mean the “Improvements” as defined in the Security Instrument.
“Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person pursuant to a guaranty, (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments (such loan or indebtedness under this clause (vii), a “PACE Transaction”).
“Indemnified Person” shall mean Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan on behalf of Lender, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial direct interest in the Loan secured hereby as well as custodians, trustees and other fiduciaries who hold or have held a full or partial direct interest in the Loan secured hereby for the benefit of third parties as well as the respective directors, officers, shareholders, partners, employees, agents, representatives of any and all of the foregoing (including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business) and any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding.
“Indemnified Taxes” shall mean (a) Section 2.10 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Director” shall have the meaning set forth in Section 5.2 hereof.
“Insurance Account” shall have the meaning set forth in Section 8.6 hereof.
“Insurance Payment Date” shall mean, with respect to any applicable Policies, the date occurring thirty (30) days prior to the date the applicable Insurance Premiums associated therewith are due and payable.
“Insurance Premiums” shall have the meaning set forth in Section 7.1 hereof.
“Interest Accrual Period” shall mean the period beginning on (and including) the sixth (6th) day of each calendar month during the term of the Loan and ending on (and including) the fifth (5th) day of the next succeeding calendar month.
“Interest Bearing Accounts” shall mean the following Reserve Accounts: the Replacement Reserve Account, the Excess Cash Flow Account, the Leasing Reserve Account, the NYC-DYCD Lease Account, and the Unfunded Obligations Account.
“Interest Rate” shall mean a rate per annum equal to four and six hundred sixty six thousandths percent (4.666%).
“Interest Shortfall” shall have the meaning set forth in Section 2.7 hereof.
“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.
“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.
“Land” shall mean the “Land” as defined in the Security Instrument.
“Landlord Alterations” shall have the meaning set forth in Section 4.21.
“Lease” shall have the meaning set forth in the Security Instrument.
“Leasing Agent” means CBRE, Inc.
“Leasing Agreement” shall mean, individually and collectively, as the context may require, the Leasing Agreement (Office) and the Leasing Agreement (Retail).
“Leasing Agreement (Office)” shall mean that certain Office Leasing Agreement, dated as of March 27, 2015, by and between Borrower and the applicable Leasing Agent, made in connection with the leasing of the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the provisions hereof, and any replacement leasing agreement with respect to the office portion of the Property entered into in accordance with the terms of this Agreement.
“Leasing Agreement (Retail)” shall mean that certain Retail Leasing Agreement, dated as of March 27, 2015, by and between Borrower as amended by that certain First Amendment to Retail Leasing Agreement dated November 22, 2016 and the applicable Leasing Agent, made in connection with the leasing of the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the provisions hereof, and any replacement leasing agreement with respect to the retail portion of the Property entered into in accordance with the terms of this Agreement.
“Leasing Reserve Account” shall have the meaning set forth in Section 8.3 hereof.
“Leasing Reserve Funds” shall have the meaning set forth in Section 8.3 hereof.
“Leasing Reserve Monthly Deposit” shall mean an amount equal to $68,152.00.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Lender Affiliate” shall have the meaning set forth in Section 11.2 hereof.
“Lender Group” shall have the meaning set forth in Section 11.2 hereof.
“Letter of Credit” shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank. Borrower’s delivery of any Letter of Credit hereunder shall, at Lender’s option, be conditioned upon Lender’s receipt of either an update to the Non-Consolidation Opinion reasonably acceptable to Lender and acceptable to the Rating Agencies or a New Non-Consolidation Opinion relating to such Letter of Credit.
“Liabilities” shall have the meaning set forth in Section 11.2 hereof.
“Liquidity” shall have the meaning set forth in the Guaranty.
“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement in the original principal amount of One Hundred Forty Million and No/100 Dollars ($140,000,000.00).
“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Assignment of Leasing Agreement, the Guaranty, the Post Closing Agreement and all other documents executed and delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Property (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust.
“Lockout Expiration Date” shall mean the date that is the earlier to occur of (i) three (3) years following the Closing Date and (ii) two (2) years after the closing of a Securitization of the last portion of the Loan.
“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, fines, penalties, charges, amounts paid in settlement, litigation costs and attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards (but excluding consequential, special and/or punitive damages except to the extent Lender or its Affiliates are responsible therefore to third parties).
“Major Lease” shall mean (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, demises 40,000 square feet or more of the Property’s gross leasable area or constitutes greater than ten percent (10%) of net rentable income of the Property, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, (iii) is with an Affiliate of Borrower as Tenant, (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii) and/or (iii) above, or (v) is proposed to be entered into during the continuance of an Event of Default. In no event shall the Approved NYC-DYCD Lease or any instrument guaranteeing or providing credit support for the Approved NYC-DYCD Lease constitute a Major Lease.
“Management Agreement” shall mean that certain Property Management Agreement, dated as of March 27, 2015 between Borrower and Manager, as amended by that certain First Amendment to Property Management Agreement dated April 18, 2016 pursuant to which Manager is to provide management and other services with respect to the Property or any portion thereof, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Manager” shall mean (i) Talpiot Management, LLC d/b/a East End Realty or (ii) such other Person selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.
“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, management, operations or condition (financial or otherwise) of any Borrower, Guarantor, or the Property, (iii) the enforceability, validity, perfection or priority of the lien of any Security Instrument or the enforceability of the other Loan Documents, or (iv) the ability of any Borrower and/or Guarantor to perform its obligations under the Security Instrument or the other Loan Documents.
“Maturity Date” shall mean the Stated Maturity Date or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Member” is defined in Section 5.1 hereof.
“Mezzanine Borrower” shall have the meaning set forth in Section 11.6 hereof.
“Mezzanine Option” shall have the meaning set forth in Section 11.6 hereof.
“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).
“Monthly Debt Service Payment Amount” shall mean for the First Monthly Payment Date and for each Monthly Payment Date occurring thereafter up to and including the Monthly Payment Date occurring in March, 2027, a payment equal to the amount of interest which has accrued during the preceding Interest Accrual Period computed at the Interest Rate.
“Monthly Insurance Deposit” shall have the meaning set forth in Section 8.6 hereof.
“Monthly Payment Date” shall mean the First Monthly Payment Date and the sixth (6th) day of every calendar month occurring thereafter during the term of the Loan.
“Monthly Tax Deposit” shall have the meaning set forth in Section 8.6 hereof.
“Moody’s” shall mean Moody’s Investor Service, Inc.
“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4 hereof.
“Net Worth” shall have the meaning set forth in the Guaranty.
“New Manager” shall mean any Person replacing or becoming the assignee of the then current Manager, in each case, in accordance with the applicable terms and conditions hereof.
“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel reasonably acceptable to Lender and acceptable to the Rating Agencies and otherwise in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies.
“Non-Conforming Policy” shall have the meaning set forth in Section 7.1 hereof.
“Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Lender by Duane Morris LLP in connection with the closing of the Loan.
“Note” shall mean, collectively, (i) that certain Severed, Amended and Restated Promissory Note A-1, dated the date hereof, in the principal amount of Sixty-Five Million and 00/100 Dollars ($65,000,000.00) by Borrower in favor of Lender (“Note A-1”), (ii)  that certain Severed, Amended and Restated Promissory Note A-2, dated the date hereof, in the principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) by Borrower in favor of Lender (“Note A-2”), and (iii) that certain Severed, Amended and Restated Promissory Note A-3, dated the date hereof, in the principal amount of Twenty Five Million and 00/100 Dollars ($25,000,000.00) by Borrower in favor of Lender (“Note A-3”) as each of the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“Note A-1” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof.
“Note A-2” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof.
“Note A-3” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof.
“NYC-DYCD Lease Account” shall have the meaning set forth in Section 8.7 hereof.
“NYC-DYCD Lease Funds” shall have the meaning set forth in Section 8.7 hereof.
“NYC-DYCD Lease Funds Partial Disbursement Amount” shall mean the lesser of (a) the amount of NYC-DYCD Lease Funds on reserve with Lender, and (b)(i) $20,000,000 multiplied by a fraction with a numerator equal to the square footage demised under the Replacement Leases relating to the disbursement of NYC-DYCD Lease Funds in question and a denominator equal to 40,000, less (ii) an amount (which shall be transferred to the Unfunded Obligations Account) equal to the aggregate cost of tenant improvements, leasing commissions and free rent under the applicable Replacement Leases in connection with which the particular disbursement of NYC-DYCD Lease Funds is being made in excess of the following amount (x) the amount of Unfunded Obligations Funds on reserve as of the Closing Date which are allocable to Replacement Leases (which shall equal the aggregate amount of the “HRA - DYCD” line item listed on Schedule III), multiplied (y) by a fraction with a numerator equal to the square footage demised under the Replacement Leases for which disbursement of NYC-DYCD Lease Funds is being made and a denominator equal to 40,000) (the amount in this clause (ii) is hereinafter “NYC-DYCD Lease Funds Partial TI/LC Amount”).
“NYC-DYCD Lease Funds Partial TI/LC Amount” shall have the meaning in the definition of “NYC-DYCD Lease Funds Partial Disbursement Amount”.
“NYC-DYCD Lease Funds Remainder” shall have the meaning set forth in Section 8.7 hereof.
“NYC-DYCD License Agreement” shall mean that certain License Agreement, dated as of August 19, 2014, between the NYC-DYCD Tenant and Borrower (as successor-in-interest to EEGO 123 William Owner, LLC), for approximately 40,000 rentable square feet of space at the Property for the use of the New York City Department of Youth and Community Development.
“NYC-DYCD Tenant” shall mean The City of New York, Department of Citywide Administrative Services.
“NYCOP” shall have the meaning set forth in Section 6.3 hereof.
“O&M Program” shall mean that certain Operations and Maintenance Plan for Asbestos-Containing Materials, dated as January 27, 2015, prepared by Nova Consulting as Project No. R15-0176.
“OFAC” shall have the meaning set forth in Section 3.29 hereof.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.
“Op Ex Monthly Amount” shall mean an amount equal to the aggregate amount of Approved Operating Expenses and Approved Extraordinary Expenses to be incurred by Borrower for the then current Interest Accrual Period.
“Open Prepayment Period” shall have the meaning set forth in Section 2.7(a) hereof.
“Operating Expenses” shall mean for any period the total of all expenditures, computed in accordance with the Approved Accounting Method, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, (and without duplication) utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, payroll and related taxes, computer processing charges, actual management fees payable under the Management Agreement, operational equipment or other lease payments as approved by Lender, but specifically excluding (i) depreciation, (ii) Debt Service, (iii) non-recurring or extraordinary expenses, and (iv) deposits into the Reserve Funds.
“Operating Income” shall mean all income, computed in accordance with the Approved Accounting Method (but without straight-lining of rents), derived from the ownership and operation of the Property from whatever source, including, but not limited to common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries and other miscellaneous income, but excluding rental income taxes, sales, use and occupancy taxes or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income, insurance proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds. Operating Income shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Property or any part thereof. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, “Gross Rents” and “Operating Income” shall be calculated hereunder without duplication of one another or of any individual item contained within the definitions thereof.
“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Connection Taxes” shall mean, with respect to any Recipient, Section 2.10 Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Section 2.10 Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Section 2.10 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Section 2.10 Taxes that are Other Connection Taxes imposed with respect to an assignment or Section 2.10 Taxes that are the result of Barclays Bank PLC being a foreign lender with a loan made in the United States.
“PACE Transaction” shall have the meaning ascribed to such term in the definition of “Indebtedness”.
“Patriot Act” shall have the meaning set forth in Section 3.29 hereof.
“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements for the operation of the Property and the conduct of Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).
“Permitted Encumbrances” shall mean, with respect to the Property, collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the applicable Title Insurance Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent (but excluding any Lien securing any PACE Transaction or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, any such loan or indebtedness made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments) and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.
“Permitted Fund Manager” means any Person that on the date of determination is not subject to a case under the Bankruptcy Code and/or any Creditors Rights Laws and is an entity that is a Qualified Lender pursuant to clauses (vii)(A), (B), (C) or (D) of the definition thereof.
“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(a)obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year, provided that with respect to any such obligation guaranteed by any agency or instrumentality of the U.S. government, such agency or instrumentality must be either (i) rated by S&P and have a rating equal to at least the minimum eligible rating by S&P or (ii) are specifically approved by S&P as having the creditworthiness of the senior obligations equal to that of the U.S. government;
(b)    federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(c)    deposits that are fully insured by the Federal Deposit Insurance Corp.;
(d)    commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(e)    any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (a) above, (b) has net assets of not less than $5,000,000,000, and (c) has an S&P rating of “AAAm” or better and the highest rating obtainable from Moody’s and Fitch; and
(f)    such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with a qualified rating symbol (or any other Rating Agency’s corresponding symbol) attached to the rating, as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the IRS Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any other entity and, in each case, any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall mean the “Personal Property” as defined in the Security Instrument.
“Physical Conditions Report” shall mean those certain reports delivered to Lender in connection with the closing of the Loan regarding the physical condition of the Property.
“Policies” shall have the meaning specified in Section 7.1 hereof.
“Post Closing Agreement” shall mean that certain Post-Closing Agreement by and between Borrower and Lender and dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.
“Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Security Instrument and referred to therein as the “Property.”
“Property Condition Report” shall mean that certain Property Condition Report prepared by EBI as Project #1117000266 and delivered to Lender in connection with the closing of the Loan.
“Provided Information” shall mean any information provided by or on behalf of any Borrower Party to Lender in writing (including by e-mail or electronic means) in connection with the Loan, the Property (or any portion thereof) and/or such Borrower Party.
“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, (A) if permitted by legal requirements relating to any REMIC Trust formed pursuant to a Securitization maintaining its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable legal requirements relating to any REMIC Trust formed pursuant to a Securitization maintaining its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code applicable to such matter, would be acceptable to a prudent lender of securitized commercial mortgage loans similar to the Loan.
“Qualified Equityholder” shall mean (i) ARCNYC REIT, (ii) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, real estate investment trust, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (ii) that such Person (x) has total assets (in name or under management) in excess of $300,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $100,000,000 (in both cases, exclusive of the Property), and (y) has at least five (5) years’ experience in the business of owning and operating at least three (3) properties of comparable size and class as the Property in major metropolitan areas in the United States, and (iii) any other Person approved by Lender, which approval shall not be unreasonably withheld.
“Qualified Insurer” shall have the meaning set forth in Section 7.1 hereof.
“Qualified Lender” means (i) Barclays, (ii) any Affiliate of Barclays, or (iii) one or more of the following (in each of clauses (i) and (ii), either acting (1) for itself or (2) as agent for itself and other lenders, provided that at least fifty percent (50%) of such lenders pursuant to this clause (2) are Qualified Lenders):
(A)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;
(B)    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;
(C)    an institution substantially similar to any of the foregoing entities described in clause (iii)(A), (iii)(B) or (iii)(E), or any other Person which is subject to supervision and regulation by the insurance or banking department of any state or of the United States, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation or by any successor hereafter exercising similar functions, in each case, that satisfies the Eligibility Requirements;
(D)    any entity Controlled by, Controlling or under common Control with any of the entities described in clause (iii)(A), (iii)(B) or (iii)(C) above or clause (iii)(E) below;
(E)    an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Permitted Fund Manager or Qualified Lender (other than pursuant to this clause (iii)(E)) acts as general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: a Qualified Lender under (A), (B), (C) or (D) above or (F) below, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Exchange Act, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (E) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; or
(F)    following a Securitization, any Person for which the Rating Agencies have issued a Rating Agency Confirmation.
“Qualified Management Agreement” shall mean a management agreement with a Qualified Manager with respect to the Property which is approved by Lender in writing (which such approval is not to be unreasonably withheld, conditioned or delayed except that following a Securitization, it may be conditioned upon Lender's receipt of a Rating Agency Confirmation with respect to such management agreement).
“Qualified Manager” shall mean a Person approved by Lender in writing (which such approval is not to be unreasonably withheld, conditioned or delayed except that following a Securitization, it may be conditioned upon Lender's receipt of a Rating Agency Confirmation with respect to such Person).
“Qualified Replacement Guarantor” shall mean a Person who (a) (i) is a United States citizen and lives year round in the United States or (ii) is (to the extent such Person is a corporation) incorporated or is (to the extent such Person is a limited partnership or limited liability company) formed in the United States and, in each instance, domiciled with its principal place of business in the United States, (b)(i) has Net Worth of not less than $100,000,000 (exclusive of the Property) and (ii) Liquidity of not less than $5,000,000, each as reasonably determined by Lender, (c) the Guarantor Control Condition will be satisfied, and (d) (A) such Person has not been the subject of a voluntary or involuntary bankruptcy proceeding in the previous seven (7) years, (B) such Person has not been, and is not controlled by any party which has ever been, convicted of a capital offense or fraud, embezzlement or other financial crime felony, and (C) such Person has never been, and is not affiliated with any person which has been, indicted or convicted for a Patriot Act offense, is not on any anti-terrorism list and for which Lender has otherwise received Satisfactory Search Results.
“Rating Agency” shall mean S&P, Moody’s, Fitch, Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. or any other nationally-recognized statistical rating agency which has assigned a rating to the Securities (and any successor to any of the foregoing), but only to the extent any of the foregoing have been engaged by one or more Lenders or their Affiliates in connection with and/or in anticipation of any Securitization.
“Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.
“Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has (in consultation with the Rating Agencies (if reasonably required by Lender)) approved the matter in question in writing based upon Lender’s good faith determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.
“Recipient” shall mean any Lender and Agent, as applicable.
“Registrar” shall have the meaning set forth in Section 11.7 hereof.
“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
“Related Entities” shall have the meaning set forth in Section 6.4 hereof.
“Related Loan” shall mean a loan to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan (or any portion thereof or interest therein).
“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to the Property (or any portion thereof).
“REMIC Trust” shall mean any “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan.
“Rent Roll” shall have the meaning set forth in Section 3.18 hereof.
“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1 hereof.
“Rents” shall have the meaning set forth in the Security Instrument.
“Replacement Lease” shall mean a new lease for all or a portion of the space at the Property consisting of the space licensed pursuant to the NYC-DYCD License with the NYC-DYCD Tenant as of the Closing Date or otherwise vacant at the Property as of the Closing Date meeting the following requirements: (i) the Tenant thereunder shall be a third party which is not an Affiliate of Borrower, (ii) an initial term of not less than five (5) years, (iii) containing no termination, cancellation, contraction or abatement rights effective prior to the fifth (5th) anniversary of the rent commencement of the applicable Lease (other than customary termination and abatement rights in connection with a landlord default, Casualty or Condemnation) and (iv) otherwise compliant with the applicable terms and provisions of Section 4.14 hereof.
“Replacement Reserve Account” shall have the meaning set forth in Section 8.2 hereof.
“Replacement Reserve Funds” shall have the meaning set forth in Section 8.2 hereof.
“Replacement Reserve Monthly Deposit” shall mean an amount equal to $11,358.67.
“Replacements” for any period shall mean replacements and/or alterations to the Property; provided, that, the same are (i) required to be capitalized according to the Approved Accounting Method and (ii) if a Trigger Period is then continuing and such Replacements are not contained in an Approved Annual Budget, reasonably approved by Lender.
“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.
“Required Rating” means (i) a rating of not less than “A-1” (or its equivalent) from each of the Rating Agencies if the term of such Letter of Credit is no longer than three (3) months or if the term of such Letter of Credit is in excess of three (3) months, a rating of not less than “A+” (or its equivalent) from each of the Rating Agencies, which rating in each instance shall exclude a qualified rating symbol (or any other Rating Agency’s corresponding symbol) attached to the rating or (ii) such other rating with respect to which Lender shall have received a Rating Agency Confirmation.
“Reserve Accounts” shall mean the Tax Account, the Insurance Account, the Replacement Reserve Account, the Leasing Reserve Account, the Excess Cash Flow Account, the NYC-DYCD Lease Account, the Unfunded Obligations Account and any other escrow account established by this Agreement or the other Loan Documents (but specifically excluding the Cash Management Account, the Restricted Account and the Debt Service Account).
“Reserve Funds” shall mean the Tax and Insurance Funds, the Replacement Reserve Funds, the Leasing Reserve Funds, the Excess Cash Flow Funds, the Unfunded Obligations Funds and any other escrow funds established by this Agreement or the other Loan Documents.
“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Lender.
“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property (or any portion thereof), the completion of the repair and restoration of the Property (or applicable portion thereof) as nearly as possible to the condition the Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restoration Retainage” shall have the meaning set forth in Section 7.4 hereof.
“Restoration Threshold” shall mean an amount equal to five percent (5%) of the aggregate outstanding principal amount of the Loan and of any mezzanine loan entered into pursuant to an exercise by Lender of the Mezzanine Option in accordance with the terms and provisions of Section 11.6 hereof.
“Restricted Account” shall have the meaning set forth in Section 9.1 hereof.
“Restricted Account Agreement” shall mean that certain Restricted Account Agreement by and among Borrower, Lender and Wells Fargo Bank, National Association dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.
“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.
“Satisfactory Search Results” shall mean the results of Lender’s customary “know your customer”, credit history check, litigation, lien, bankruptcy and judgment searches with respect to the applicable transferee and its applicable affiliates that Control the applicable transferee and/or have a ten percent (10%) or greater direct or indirect interest in such transferee, in each case, (i) revealing no matters which would have a Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable discretion. Borrower shall pay all of Lender’s reasonable out of pocket costs, fees and expenses in connection with the foregoing.
“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal under the Note for all Payment Dates occurring after the Defeasance Date, up to and including the Open Prepayment Date (including the Outstanding Principal Balance as of the Open Prepayment Date, and assuming that the same is repaid in full on the Open Prepayment Date).
“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.
“Section 2.10 Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Securities” shall have the meaning set forth in Section 11.1 hereof.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securitization” shall have the meaning set forth in Section 11.1 hereof.
“Security Agreement” shall mean a security agreement in form and substance that would be reasonably satisfactory to a prudent lender originating commercial loans for securitization similar to the Loan pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.
“Security Instrument” shall mean the first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Security Instrument Taxes” shall have the meaning set forth in Section 15.2 hereof.
“Servicer” shall have the meaning set forth in Section 11.4 hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 10.2(d) hereof.
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Single Purpose Entity” shall mean an entity whose structure and organizational and governing documents are otherwise in form and substance in compliance with Article 5 hereof.
“Special Member” is defined in Section 5.1 hereof.
“SPE Component Entity” shall have the meaning set forth in Section 5.1 hereof.
“S&P” shall mean Standard & Poor’s Ratings Services.
“State” shall mean the state in which the Property is located.
“Stated Maturity Date” shall mean the Monthly Payment Date occurring in March 2027.
“Successor Borrower” shall have the meaning set forth in Section 2.8(a) hereof.
“Survey” shall mean the survey of the Property certified and delivered to Lender in connection with the closing of the Loan.
“Tax Account” shall have the meaning set forth in Section 8.6 hereof.
“Tax and Insurance Funds” shall have the meaning set forth in Section 8.6 hereof.
“Taxes” shall mean all taxes, assessments, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof, provided, in no event shall any PACE Transaction be considered Taxes for purposes of this Agreement.
“Tax Payment Date” shall mean, with respect to any applicable Taxes, the date occurring thirty (30) days prior to the date the same are due and payable.
“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.
“Tenant Direction Notice” shall have the meaning set forth in Section 9.2 hereof.
“TI/LC Reserve Release Conditions” shall have the meaning set forth in Section 8.3(b). hereof.
“Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument.
“Transferee” shall have the meaning set forth in Section 6.4 hereof.
“Transferee’s Sponsor” shall have the meaning set forth in Section 6.4 hereof.
“Trigger Period” shall mean a period:
(A) commencing upon the earliest of:
(i) the occurrence and continuance of an Event of Default, and
(ii) the Debt Service Coverage Ratio being less than 1.10 to 1.00,
(B) expiring upon:
(i) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such Event of Default, and
(ii) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the date that the Debt Service Coverage Ratio is equal to or greater than 1.12 to 1.00 for two (2) consecutive calendar quarters.
Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that another Trigger Period pursuant to any of clauses (A)(i) through (ii) above has occurred and is continuing.
“TRIPRA” shall have the meaning set forth in Section 7.1 hereof.
“True Up Payment” shall mean a payment into the applicable Reserve Account of a sum which, together with any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when reasonably appropriate. The amount of the True Up Payment shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.
“Underwritable Cash Flow” shall mean an amount equal to the sum of Gross Rents plus, without duplication, the trailing twelve (12) months Operating Income, less the trailing twelve (12) months Operating Expenses, each of which shall be subject to Lender’s application of the Cash Flow Adjustments. Lender’s calculation of Underwritable Cash Flow (including determination of items that do not qualify as Operating Income or Operating Expenses) shall be calculated by Lender in good faith based upon Lender’s reasonable determination of Rating Agency criteria and shall be final absent manifest error.
“Underwriter Group” shall have the meaning set forth in Section 11.2 hereof.
“Unfunded Obligations” shall have the meaning set forth in Section 8.8 hereof.
“Unfunded Obligations Account” shall have the meaning set forth in Section 8.8 hereof.
“Unfunded Obligations Funds” shall have the meaning set forth in Section 8.8 hereof.
“Updated Information” shall have the meaning set forth in Section 11.1 hereof.
“U.S. Obligations” shall mean non‑redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRS Code.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.10 hereof.
“Withholding Agent” shall mean Borrower and Agent.
“Work Charge” shall have the meaning set forth in Section 4.16 hereof.
“Write-Down and Conversion Powers” shall have the meaning set forth in Section 17.19 hereof.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the first day of the Open Prepayment Period determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the rate which, when compounded monthly, is equivalent to, the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the first day of the Open Prepayment Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.
“Zoning Report” shall mean that certain zoning assessment report provided to Lender in connection with the closing of the Loan.
Section 1.2.    Principles of Construction.
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to “the Property or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Property.
ARTICLE 2.

GENERAL TERMS
Section 2.1.    Loan Commitment; Disbursement to Borrower. Except as expressly and specifically set forth herein or in the other Loan Documents, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary.
Section 2.2.    The Loan; Use of Proceeds. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date. Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Property, (b) pay all past-due Taxes and Insurance Premiums, if any, in respect of the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein or in the other Loan Documents, (d) pay costs and expenses incurred in connection with the closing of the Loan, as reasonably approved by Lender, (e) fund any working capital requirements of the Property, and (f) the balance, if any, shall be distributed to Borrower
Section 2.3.    Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.
Section 2.4.    The Note and the other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement and the other Loan Documents.
Section 2.5.    Interest Rate.
(a)    Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.
(b)    Intentionally Omitted.
(c)    In the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the then outstanding principal balance of the Loan and shall accrue interest at the Default Rate, calculated from the date the applicable Event of Default occurred, (ii) without limitation of any rights or remedies contained herein and/or in any other Loan Document, any interest accrued at the Default Rate in excess of the interest component of the Monthly Debt Service Payment Amount shall, to the extent not already paid and/or due and payable hereunder, be due and payable on each Monthly Payment Date and (iii) all references herein and/or in any other Loan Document to the “Interest Rate” shall be deemed to refer to the Default Rate (except with respect to interest paid at the Interest Rate pursuant to clause (a) immediately above prior to the occurrence and continuance of an Event of Default (and, as applicable, after the cure of any Event of Default in accordance with the terms and conditions hereof)).
(d)    Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by three hundred sixty (360)) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period immediately prior to such Monthly Payment Date. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan.
(e)    This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.6.    Loan Payments.
(a)    Borrower shall make a payment to Lender of interest only on the Closing Date for the period from (and including) the Closing Date through (but excluding) the sixth (6th) day of either (i) the month in which the Closing Date occurs (if such Closing Date is after the first day of such month, but prior to the sixth (6th) day of such month) or (ii) if the Closing Date is after the sixth (6th) day of the then current calendar month, the month following the month in which the Closing Date occurs; provided, however, if the Closing Date is the sixth (6th) day of a calendar month, no such separate payment of interest shall be due. Borrower shall make a payment to Lender of interest in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance to principal and each payment shall be applied to each Note on a pro rata basis.
(b)    Provided no Event of Default shall exist, all payments of interest shall be applied to each Note pro rata and pari passu.
(c)    Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.
(d)    If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents.
(e)    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(f)    Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.
(g)    All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.7.    Prepayments.
(a)    Except as otherwise provided in this Agreement (including, without limitation, the other terms and provisions of this Section 2.7 and Section 7.4 hereof), Borrower shall not have the right to prepay the Loan in whole or in part. Prior to December 6, 2026 (such period from and after December 6, 2026, the “Open Prepayment Period”), Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole (and not in part except as otherwise provided in this Agreement) on any Business Day together with payment to Lender of the Yield Maintenance Premium. On and after the first Business Day of the Open Prepayment Period, Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon ten (10) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion or as otherwise may be provided herein), prepay the Debt in whole or in part on any Business Day without payment of any prepayment premium or penalty (including, without limitation, any Yield Maintenance Premium). Notwithstanding anything to the contrary herein, Borrower shall have the right to make a prepayment in part in accordance with the terms and conditions of this Section 2.7(a) in order to cure a Trigger Period pursuant to clause (A)(ii) in the definition thereof, but subject to the terms and conditions of the definition of Trigger Period and other provisions of this Agreement. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the end of the Interest Accrual Period during which such payment is made (such amounts, the “Interest Shortfall”) and such amounts (i.e., principal and interest prepaid by Borrower) shall be held by Lender as collateral security for the Loan in an interest bearing Eligible Account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower; such amounts prepaid shall be applied to the Loan on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.
(b)    Notwithstanding anything to the contrary herein, on each date on which Lender actually receives a distribution of Net Proceeds, and if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration or otherwise remit such Net Proceeds to Borrower pursuant to Section 7.4 hereof, then either (I) Lender shall remit such Net Proceeds to Borrower and Borrower shall prepay the Debt or (II) Lender shall apply such Net Proceeds as a prepayment of the Debt, together with any applicable Interest Shortfall, if any. Borrower shall make the payment pursuant to Section 7.3(b) hereof as and to the extent required therein. No prepayment premium or penalty (including, without limitation, any Yield Maintenance Premium) shall be due in connection with any prepayment made pursuant to this Section 2.7(b) (including, without limitation, in connection with any payment pursuant to Section 7.3(b) hereof). Any prepayment received by Lender pursuant to this Section 2.7(b) on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing, Eligible Account at an Eligible Institution, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.
(c)    Without limitation of the foregoing, if, after the occurrence and during the continuance of an Event of Default, (i) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure or any other Person, (ii) Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise) or (iii) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, the Yield Maintenance Premium, if prior to the Open Prepayment Period, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any prepayment of the Debt after an Event of Default has occurred and is continuing shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion.
(d)    Provided no Event of Default shall exist, all payments of principal and interest shall be applied to each Note pro rata and pari passu.
Section 2.8.    Defeasance.
(a)    Conditions to Defeasance. (i)  Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Lockout Expiration Date and prior to the Open Prepayment Period and without payment of any Yield Maintenance Premium to voluntarily defease the entire Loan and obtain an assignment or release of the lien of the Security Instrument by providing Lender with the Defeasance Collateral (hereinafter, a “Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(A)	Borrower shall provide Lender not less than thirty (30) days’ prior, written notice, which notice shall specify a date (the “Defeasance Date”) on which the Defeasance Event is to occur;

(B)
Borrower shall pay to Lender (1) all accrued and unpaid payments of principal and interest due on the Loan to and including the Defeasance Date and (2) all other sums then due under Note A-1, Note A-2, Note A-3, this Agreement, the Security Instrument and the other Loan Documents;

(C)	Borrower shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.8(c) hereof;

(D)	Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(E)
Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial defeasance transactions, and subject only to customary qualifications, assumptions and exceptions, opining, among other things, that (A) Lender has a legal and valid perfected security interest in the Defeasance Collateral Account and the Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code as a result of a Defeasance Event pursuant to this Section 2.8, (C) the Defeasance Event will not result in a deemed exchange for purposes of the IRS Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, and (D) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law;

(F)	Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.8 have been satisfied;

(G)
Borrower shall deliver a certificate of a nationally recognized public accounting firm or other independent certified public accountant that is reasonably acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(H)	Borrower shall deliver such other certificates, documents, and instruments customary in connection with a defeasance as Lender may reasonably request; and

(I)
Borrower shall pay all reasonable, third-party, out-of-pocket costs and expenses of Lender actually incurred in connection with the Defeasance Event, including Lender’s reasonable, third-party, out-of-pocket attorneys’ fees and expenses and Rating Agency fees and expenses.

(ii)    If Borrower has elected to defease the Notes and the requirements of this Section 2.8 have been satisfied, the Property shall be released from the lien of the Security Instrument and the other Loan Documents (or the Notes and the Security Instrument shall be assigned pursuant to the terms and provisions of Section 2.9 below he Property shall be released from the lien of the Security Instrument and other Loan Documents). Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Notes. In connection with the release of the Lien, Borrower shall submit to Lender, not less than ten (10) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard and customary provisions protecting the rights of the releasing lender. Except with respect to repayments, prepayments or defeasance set forth in Section 2.6(c), Section 2.7 and this Section 2.8 or any other specific provisions in any of the Loan Documents to the contrary, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Security Instrument on the Property.
(b)    Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution, selected by Borrower, the defeasance collateral account (the “Defeasance Collateral Account”), which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date in an amount equal to the Monthly Debt Service Payment Amount and be applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay the Scheduled Defeasance Payments shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter into an agreement with Borrower and Lender, reasonably satisfactory to Lender and Borrower, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account. Borrower shall pay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.
(c)    Successor Borrower. In connection with a Defeasance Event under this Section 2.8, Borrower shall transfer and assign all obligations, rights and duties under and to the Notes and the Security Agreement and related documents with respect to the Defeasance Collateral and Defeasance Collateral Account, together with the Defeasance Collateral, to a newly-created successor entity, which entity shall be a single purpose, bankruptcy remote entity with at least two (2) Independent Directors, such entity shall be designated or established by Borrower (the “Successor Borrower”). Such Successor Borrower shall assume the obligations under the Note and the Security Agreement, and Borrower shall be relieved of its obligations under the Loan Documents (other than those obligations that by their terms expressly survive a repayment, defeasance or other satisfaction of the Loan and/or a transfer of the Property in connection with Lender’s exercise of its remedies under the Loan Documents). Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement, and such other related documents. Borrower shall pay all reasonable, third-party, out-of-pocket costs and expenses actually incurred by Lender in connection with establishing the Successor Borrower, including Lender’s reasonable, third-party, out-of-pocket attorney’s fees and expenses actually incurred in connection therewith.
(d)    Assignment upon Defeasance. If Borrower has specified in the notice delivered pursuant to Section 2.8(a) that it desires to effectuate a Defeasance Event in a manner which will permit the assignment of the Notes and Security Instrument to a new lender providing the funds necessary to acquire the Defeasance Collateral, Lender shall assign the Note and the Security Instrument, each without recourse, covenant or warranty of any nature, express or implied, except that Lender is the holder thereof and has the right to assign same and not encumbered, to such new lender designated by Borrower (other than Borrower or a nominee of Borrower) provided that Borrower (i) has executed and delivered to such new lender a new note to be secured by the Defeasance Collateral pursuant to the Security Agreement between Borrower and such new lender (such new note to have the same term, interest rate, unpaid principal balance and all other material terms and conditions of the Note), which new note, together with the Security Agreement and the rights of such new lender in and to the Defeasance Collateral, shall be assigned by such new lender to Lender, each without recourse, covenant or warranty of any nature, express or implied, except that Lender is the holder thereof and has the right to assign same and not encumbered, simultaneously with the assignment of the Notes and Security Instrument by Lender and (ii) has complied with all other provisions of this Section 2.8 to the extent not inconsistent with this Section 2.8(d). In addition, any such assignment shall be conditioned on the following: (A) payment by Borrower of (I) each Lender’s then customary administrative fee for processing assignments of mortgage (not to exceed $5,000.00 per Note); (II) the reasonable third-party out-of-pocket expenses of each Lender actually incurred in connection therewith; and (III) each Lender’s reasonable attorneys’ fees for the preparation, delivery and performance of such an assignment; (B) Borrower shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (C) such new lender shall materially modify the Note such that it shall be treated as a new loan for federal tax purposes; (D) such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order or by any other governmental authority; and (E) Borrower shall provide such other reasonable and customary information and documents which a prudent lender would require to effectuate such assignment. Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment. Lender agrees that the assignment of the Notes and Security Instrument to the new lender and the assignment of the new note, the Defeasance Collateral and the Security Agreement by the new lender to Lender shall be accomplished by an escrow closing conducted through an escrow agent reasonably satisfactory to Lender and Borrower and pursuant to an escrow agreement reasonably satisfactory to Lender and Borrower in form and substance.
Section 2.9.    Release or Assignment upon Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement release the Lien of the Security Instrument simultaneously therewith. Notwithstanding anything to the contrary contained herein, if, in connection with any repayment or prepayment of the Loan in accordance with the terms and provisions hereof, Borrower desires to effectuate a refinancing by way of an assignment of the Notes and the Security Instrument to a new lender providing a loan upon at least ten (10) days prior notice to Lender, Lender shall assign the Notes and the Security Instrument, each without recourse, covenant or warranty of any nature, express or implied, except that Lender is the holder thereof and has the right to assign same and not encumbered, to such new lender designated by Borrower (other than Borrower or a nominee of Borrower). In addition, any such assignment shall be conditioned on the following: (A) payment by Borrower of (I) each Lender’s then customary administrative fee for processing assignments of mortgage (not to exceed $5,000.00 per Note); (II) the reasonable third-party out-of-pocket expenses of each Lender actually incurred in connection therewith; and (III) each Lender’s reasonable attorneys’ fees for the preparation, delivery and performance of such an assignment; (B) Borrower shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (C) such new lender shall materially modify the Note such that it shall be treated as a new loan for federal tax purposes; (D) such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order or by any other governmental authority; and (E) Borrower shall provide such other reasonable and customary information and documents which a prudent lender would require to effectuate such assignment. Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment. Lender agrees that the assignment of the Notes and Security Instrument to the new lender may be accomplished by an escrow closing conducted through an escrow agent reasonably satisfactory to Lender and pursuant to an escrow agreement reasonably satisfactory to Lender in form and substance.
Section 2.10.    Withholding and Indemnified Taxes.
(a)    Defined Terms. For purposes of this Section 2.10, the term “applicable law” includes FATCA and references to Agent (other than with respect to “Withholding Agent”) only apply in the event of Syndication.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Section 2.10 Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Section 2.10 Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Section 2.10 Taxes is an Indemnified Tax, then the sum payable by Borrower to Lender shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. Without duplication, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that if such Indemnified Taxes were not correctly or legally imposed or asserted by the relevant Governmental Authority then Borrower shall have the right, at its sole expense, to recover such amounts or to initiate an appropriate action with the Governmental Authority therefore for reimbursement thereof and be subrogated to the rights of Lender. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Evidence of Payments. As soon as practicable after any payment of Section 2.10 Taxes by Borrower to a Governmental Authority pursuant to this Section 2.10, Borrower shall deliver to Lenders or, following a Syndication, Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such recipient.
(f)    Status of Agent and Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of any Section 2.10 Taxes imposed through withholding with respect to payments made under any Loan Document shall deliver to Borrower and Agent on the Closing Date and at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements and to satisfy any such requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,

(A)
any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) executed originals of IRS Form W-8ECI;
(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRS Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRS Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRS Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRS Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B- 2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRS Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRS Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Agent shall deliver to Borrower, on or prior to the date on which Agent becomes an Agent under this Agreement (and from time to time thereafter upon the reasonable request of Borrower) such properly completed and executed documentation reasonably requested by Borrower as will permit payments to be made under any Loan Document to Agent without withholding. In addition, Agent, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Agent is subject to information reporting requirements and to satisfy any such requirements. Without limiting the generality of the foregoing, Agent shall deliver to Borrower (A) executed originals of IRS Form W-9 certifying that Agent is exempt from U.S. federal backup withholding tax or (B) executed originals of IRS Form W-8IMY certifying that Agent is acting as a “qualified intermediary” or a “nonqualified intermediary” and accompanied by any required attachments (including certification documents from each beneficial owner). For purposes of this Section 2.10(iii), “Agent” shall mean Agent in its capacity as such and not in any other capacity (such as a Lender).
Agent and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.10 Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Section 2.10 Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Section 2.10 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund less any Taxes payable by such party with respect to such interest). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a materially less favorable net after-tax position than the indemnified party would have been in if the Section 2.10 Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Section 2.10 Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Section 2.10 Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.
ARTICLE 3.

REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as of the Closing Date that:
Section 3.1.    Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State in which the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents on Borrower’s part to be performed.
Section 3.2.    Validity of Documents. (a) The execution, delivery and performance of this Agreement, the Note, the Security Instrument and the other Loan Documents by Borrower and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of Borrower; (iii) have received all required approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property or any portion thereof, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of Borrower’s assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument and UCC financing statement in appropriate land records in the State and UCC financing statements in Delaware), (b) this Agreement, the Note, the Security Instrument and the other Loan Documents to which Borrower or Guarantor, as applicable, are parties have been duly executed and delivered by Borrower or Guarantor, as applicable and (c) this Agreement, the Note, the Security Instrument and the other Loan Documents to which Borrower or Guarantor is a party constitute the legal, valid and binding obligations of Borrower or Guarantor, as applicable.
Section 3.3.    Litigation. There is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise, pending or, to the best of Borrower’s knowledge, threatened or contemplated against Borrower or Guarantor or against or affecting the Property or any portion thereof that could have a Material Adverse Effect.
Section 3.4.    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property (or any portion thereof) is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property (or any portion thereof) is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party other than as set forth in a Lease.
Section 3.5.    Financial Condition.
(a)    Borrower is solvent and Borrower has received reasonably equivalent value for the granting of the Security Instrument. No proceeding under Creditors Rights Laws with respect to any Borrower Party has been initiated
(b)    In the last ten (10) years, no (i) petition in bankruptcy has been filed by or against any Borrower Party and (ii) Borrower Party has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.
(c)    No Borrower Party is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party.
(d)    With respect to any loan or financing in which any Borrower Party obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety, none of such loans or financings has ever been (i) more than 30 days in default or (ii) transferred to special servicing.
Section 3.6.    Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact, in each case of which Borrower has knowledge that could cause any representation or warranty made herein to be materially misleading.
Section 3.7.    No Plan Assets. As of the date hereof and until the Debt is repaid in accordance with the applicable terms and conditions hereof, (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be, or be acting on behalf of or with assets of, a “governmental plan” within the meaning of Section 3(32) of ERISA, and (c) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the IRS Code), maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).
Section 3.8.    Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.
Section 3.9.    Title. Borrower has marketable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. There are no mechanics’ liens, materialmen’s liens or other encumbrances affecting the Property (other than liens that have either been bonded to the satisfaction of Lender, been fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy or have otherwise been addressed in a manner approved by Lender), and no rights exist which under law could give rise to any such claims for payment of work, labor or materials which are or may become a lien prior to, or of equal priority with, the Lien created by the Loan Documents. All underlying work required with respect to each of those certain seven (7) violations that remain open with the Department of Buildings of the City of New York as of the date hereof has been completed in all material respects and Borrower shall use commercially reasonable efforts to cause such violations to be closed of record.
Section 3.10.    Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.
Section 3.11.    Borrower’s Principal Place of Business. Borrower’s principal place of business and its chief executive office as of the date hereof is 106 York Road, Jenkintown, Pennsylvania 19046. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower’s organizational identification number assigned by the state of its incorporation or organization is 5679095. Borrower’s federal tax identification number is 47-2882737. No Borrower is subject to back-up withholding taxes.
Section 3.12.    Status of Property.
(a)    Except as otherwise disclosed to Lender, Borrower has obtained all Permits if any are required for the operation of Borrower’s business, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.
(b)    Except as set forth in the Zoning Report, the Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements.
(c)    The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.
(d)    All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.
(e)    The Property is served by public water and sewer systems.
(f)    The Property is free from damage caused by fire or other casualty. Except as disclosed in the Physical Condition Report, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, subject to reasonable wear and tear; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(g)    All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. Except as shown on the Title Insurance Policy, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument (other than liens that have either been bonded to the satisfaction of Lender, been fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy or have otherwise been addressed in a manner approved by Lender).
(h)    Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents.
(i)    Except as shown in the Environmental Reports, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.
(j)    Except as shown on the Survey, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts. Except as shown on the Survey, no part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.
(k)    Except as set forth in the Title Insurance Policy or the Survey, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.
(l)    To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
(m)    Other than in connection with routine ongoing work and repairs, tenant build-out work required pursuant to the terms and provisions of Leases existing as of the Closing Date and other work and repairs described on Schedule VI hereto, Borrower has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been completed and paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or (iii) attached any fixtures to the Property which have not been paid for in full.
(n)    Borrower does not have any direct employees.
Section 3.13.    Financial Information. All financial data, including, without limitation, the balance sheets, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Guarantor and/or the Property (a) are true, complete and correct in all material respects as of the date set forth on each item of financial data, (b) accurately represent the financial condition of Borrower, Guarantor or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Guarantor from that set forth in said financial statements.
Section 3.14.    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of the access to the Property.
Section 3.15.    Separate Lots. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
Section 3.16.    Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies (or such other evidence reasonably acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
Section 3.17.    Use of Property. The Property is used exclusively as retail space (including bank branches) and/or commercial office space and other appurtenant and related uses.
Section 3.18.    Leases and Rent Roll. Except as disclosed in the rent roll for the Property delivered to, certified to and approved by Lender in connection with the closing of the Loan and attached hereto on Schedule IV hereto (the “Rent Roll”) and except as set forth on Schedule V attached hereto, (a) each applicable Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) no party under any Lease is in default under any Lease beyond any applicable notice and cure periods set forth therein; (e) all Rents due have been paid in full and no Tenant is in arrears in its payment of Rent; (f) the terms of all alterations, modifications and amendments to the Leases have been disclosed to Lender in writing; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated except pursuant to the Loan Documents; (h) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (i) the premises demised under the Leases have been completed, all improvements, repairs, alterations or other work required to be furnished on the part of Borrower under the Leases have been completed, the Tenants under the Leases have accepted the premises demised thereunder and have taken possession of the same on a rent-paying basis and any payments, credits or abatements required to be given by Borrower to the Tenants under the Leases have been made in full; (j) there exist no offsets or defenses to the payment of any portion of the Rents of which Borrower has knowledge and Borrower has no monetary obligation to any Tenant under any Lease; (k) Borrower has received no notice from any Tenant challenging the validity or enforceability of any Lease; (l) there are no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (m) intentionally omitted; (n) no Lease contains an option to purchase, right of first refusal to purchase, right of first offer to purchase or other similar provision that applies to a foreclosure of the Property, a deed-in-lieu of foreclosure with respect to the Property or any other exercise of Lender’s rights and remedies hereunder and under the other Loan Documents; (o) no Person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (p) all security deposits relating to the Leases are reflected on the Rent Roll and have been collected by Borrower; (q) no brokerage commissions or finders fees are due and payable regarding any Lease; (r) each Tenant is in actual, physical occupancy of the premises demised under its Lease; (s) to Borrower’s knowledge, there are no actions or proceedings (voluntary or otherwise) pending against any Tenants or guarantors under Leases, in each case, under bankruptcy or similar insolvency laws or regulations; and (t) no event has occurred giving any Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative Rent to Borrower under any of the terms of such Lease, such as a co-tenancy provision.
Section 3.19.    Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instrument, the Note and the other Loan Documents have been paid or will be paid, and, under current Legal Requirements, the Security Instrument and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.20.    Management Agreement and Leasing Agreements. The Management Agreement and each Leasing Agreement is in full force and effect and there is no default thereunder after expiration of applicable notice and cure periods by any party thereto.
Section 3.21.    Illegal Activity/Forfeiture.
(a)    No portion of the Property has been or will be purchased, improved, equipped or furnished by Borrower with proceeds of any illegal activity and to Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.
(b)    There has not been committed by Borrower or its Affiliates or, to Borrower’s knowledge, by any other Person in occupancy of or involved with the operation or use of the Property and there shall never be committed by Borrower or its Affiliates, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Security Instrument or the other Loan Documents. Borrower hereby covenants and agrees not to commit any act or omission affording such right of forfeiture.
Section 3.22.    Taxes. Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
Section 3.23.    Intentionally Omitted.
Section 3.24.    Intentionally Omitted.
Section 3.25.    Non-Consolidation Opinion Assumptions. All of the factual assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true, complete and correct in all material respects.
Section 3.26.    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement, the Security Instrument, the Note or the other Loan Documents.
Section 3.27.    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 3.28.    Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 3.29.    Embargoed Person. As of the date hereof, (a) none of the funds or other assets of any Borrower Party or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Person or government that is the subject of economic sanctions under U.S. law, including but not limited to, the USA PATRIOT Act of 2001, 107 Public Law 56 (October 26, 2001) (including the anti-terrorism provisions thereof) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws and regulations, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (collectively referred as the “Patriot Act”) with the result that transactions involving or the investment in any such Borrower Party or any such Affiliated Manager (whether directly or indirectly) is prohibited by applicable law or the Loan made by Lender is in violation of applicable law (“Embargoed Person”); (b) none of the funds or other assets of any Borrower Party or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (c) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party or any Affiliated Manager, with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; and (d) none of the funds of any Borrower Party or any Affiliated Manager have been derived from, or are the proceeds of, any unlawful activity with the result that transactions involving or the investment in any such Borrower Party or any such Affiliated Manager (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; provided, that, each of the representations and warranties above are made only to Borrower’s knowledge with respect to the direct and/or indirect ownership of any shares of stock in ARCNYC REIT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange. Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.
Section 3.30.    Intentionally Omitted.
Section 3.31.    Organizational Chart. The organizational chart attached as Schedule I hereto (the “Organizational Chart”), relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.
Section 3.32.    Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
Section 3.33.    Intentionally Omitted.
Section 3.34.    Intentionally Omitted
Section 3.35.    No Change in Facts or Circumstances; Disclosure.
As of the date hereof, there has been no material adverse change in any condition, fact, circumstance or event that would make any written financial information provided to Lender inaccurate, incomplete or otherwise misleading in any material respect or that otherwise have a Material Adverse Effect.
Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 4.

BORROWER COVENANTS
From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
Section 4.1.    Existence. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the State and (c) its franchises and trade names, if any.
Section 4.2.    Legal Requirements.
(a)    Borrower shall promptly comply and shall cause the Property to comply with all Legal Requirements affecting the Property or the use thereof (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require Borrower, except as otherwise provided herein, to keep all Permits required for the ownership, operation, leasing or maintenance of the Property in full force and effect).
(b)    Borrower shall from time to time, upon Lender’s reasonable request, provide Lender with evidence reasonably satisfactory to Lender that Property complies with all Legal Requirements or is exempt from compliance with applicable Legal Requirements.
(c)    Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any applicable Legal Requirements and of the commencement of any proceedings or investigations by any Governmental Authority for violation by the Property or Borrower of any applicable Legal Requirements.
(d)    After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted, if applicable, under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such contest by Borrower; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement determined by the proceeding to have been violated; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.3.    Maintenance and Use of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair, reasonable wear and tear excepted. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned) or as otherwise permitted pursuant to Section 4.21 hereof. Borrower shall perform (or shall cause to be performed) the prompt repair of the Property. Borrower shall operate the Property for the same uses as the Property is currently operated and Borrower shall not, without the prior written consent of Lender, (i) change the use of the Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause and, subject to the terms of the applicable Lease, will use commercially reasonable efforts to not permit Tenants to cause a nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender. Borrower shall operate the Property in accordance with the terms and provisions of the O&M Program. Borrower shall (i) cause the infrared (IR) scan to determine whether any repairs or replacements of electrical components at the Property are required, as such scan is recommended pursuant to the Property Condition Report, to be completed within ninety (90) days after the Closing Date and shall provide a copy of the results of such scan to Lender within such time frame, and (ii) if such scan recommends any repair or replacement of the electrical components at the Property, Borrower shall promptly cause such recommended repairs and/or replacements to be completed in a good and workmanlike manner and provide Lender with evidence of the same, which evidence shall be reasonably satisfactory to Lender.
Section 4.4.    Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
Section 4.5.    Taxes and Other Charges.
(a)    Subject to Section 4.5(b), Borrower shall pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, prior to the occurrence and continuance of an Event of Default, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 8.6 hereof. Subject to Section 4.5(b), Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 8.6 hereof). Subject to Section 4.5(b), Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge relating to or arising from Taxes or Other Charges which may be or become a lien or charge against the Property (or any portion thereof), and shall promptly pay for all utility services provided to the Property (or any portion thereof) (except to the extent Leases require the Tenants to pay such utility services).
(b)    After prior written notice to Lender, Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost as a result of such contest of any such Taxes or Other Charges; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, if applicable. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien.
Section 4.6.    Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might have a Material Adverse Effect.
Section 4.7.    Access to Property. Subject to the rights of Tenants, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.
Section 4.8.    Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s and/or Guarantor’s financial condition or of the occurrence of any Event of Default of which Borrower has knowledge.
Section 4.9.    Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
Section 4.10.    Performance by Borrower. Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every material covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.
Section 4.11.    Intentionally Omitted.
Section 4.12.    Books and Records.
(a)    Borrower shall furnish to Lender:
(i)    quarterly certified rent rolls for the Property, sales reports with respect to the Property (to the extent provided by the Tenants with respect to the Property) and occupancy reports with respect to the Property, in each instance within forty-five (45) days after the end of each calendar quarter;
(ii)    within sixty (60) days after the end of each calendar quarter (other than with respect to the fourth calendar quarter, in which case such time period shall be ninety (90) days), (A) a quarterly balance sheet for Borrower, (B) a quarterly operating statement for the Property, in each case, detailing the revenues received, the expenses incurred and the components thereof and containing appropriate monthly, quarterly and year-to-date information, (C) a calculation of Gross Rents, Operating Income and Operating Expenses and (D) a schedule of major capital improvements for the period of calculation, accompanied by an Officer’s Certificate of Borrower certifying that financial statement and schedule are true, complete and correct and fairly presents the financial condition and the results of operations of Borrower and the Property and that balance sheet and operating statement have been prepared in accordance with Approved Accounting Method;
(iii)    within ninety (90) days after the close of each Fiscal Year, (A) with respect to Borrower, an annual balance sheet (which shall not include any Person other than Borrower), (B) an annual operating statement, in each case, detailing the revenues received, the expenses incurred and the components thereof, (C) a calculation of Gross Rents, Operating Income and Operating Expenses and (D) a schedule of major capital improvements for the period of calculation and containing appropriate monthly, quarterly and year-to-date information;
(iv)    within one hundred twenty (120) days following the end of each Fiscal Year, the financial statements of ARCNYC REIT audited by a “Big 4” accounting firm, or other independent certified public accountant reasonably acceptable to Lender;
(v)    upon the occurrence and during the continuance of a Trigger Period, an annual operating budget for the current calendar year presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the current year and all proposed capital replacements and improvements and upon the occurrence and during the continuance of a Trigger Period, by no later than December 1 of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budgets, in each instance, shall not take effect until approved by Lender, such approval not be unreasonably withheld (after such approval has been given in writing, each such approved budget shall be referred to herein, individually or collectively (as the context requires), as the “Approved Annual Budget”). Until such time that Lender approves a proposed Annual Budget that requires Lender approval pursuant to this paragraph (iv), (1) to the extent that an Approved Annual Budget does not exist for the immediately preceding calendar year, all operating expenses of the Property for the then current calendar year shall be deemed extraordinary expenses of the Property and shall be subject to Lender’s prior written approval (not to be unreasonably withheld or delayed) and (2) to the extent that an Approved Annual Budget exists for the immediately preceding calendar year, such Approved Annual Budget shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses; provided, however, notwithstanding anything to the contrary contained herein, to the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender approval an Approved Annual Budget under this subparagraph (v) and Lender thereafter fails to approve or disapprove the same, Lender’s approval shall be deemed given with respect to the matter for which approval was requested;
(vi)    by no later than forty-five (45) days after and as of the end of each calendar month during the period prior to Securitization (if required by Lender), and thereafter by no later than forty-five (45) days after and as of the end of each calendar quarter, a calculation of the then current Debt Service Coverage Ratio, together with such back-up information as Lender shall reasonably require with respect to such calculation of Debt Service Coverage Ratio.
(b)    Upon request from Lender, Borrower shall furnish in a timely manner to Lender:
(i)    an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution; and
(ii)    evidence reasonably acceptable to Lender of compliance with the terms and conditions of Articles 5 and 9 hereof.
(c)    Borrower shall, within ten (10) Business Days of request, furnish Lender (and shall cause Guarantor to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably requested by Lender if Borrower and/or Guarantor prepare the same in the ordinary course or the same are reasonably obtainable using systems of Borrower and/or Guarantor that are currently in place. Borrower shall furnish to Lender and its agents space for the examination and audit of any such books and records.
(d)    Borrower agrees that (i) Borrower shall keep adequate books and records of account and (ii) all of the items required by this Section 4.12 and the other financial reporting items required by this Agreement (each, a “Item” and, collectively, the “Required Financial Items”) shall: (A) be complete and correct; (B) present fairly the financial condition of the applicable Person; (C) disclose all liabilities that are required to be reflected or reserved against; and (D) be prepared (1) in the form required by Lender and certified by a Responsible Officer of Borrower (2) in electronic format and (3) to the extent applicable, in accordance with the Approved Accounting Method. Borrower agrees that all Required Financial Items shall not contain any intentional misrepresentation or omission of a material fact.
Section 4.13.    Estoppel Certificates.
(a)    After request by Lender, Borrower, within ten (10) Business Days of such request, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the rate of interest of the Loan, (iv) the terms of payment and maturity date of the Loan, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether, to Borrower’s knowledge, any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified or terminated (or if modified or terminated, setting forth all modifications or terminations), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the obligations created and evidenced hereby and by the Security Instrument or the Property (or any portion thereof); provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to deliver such statement to Lender more frequently than once in any twelve month period.
(b)    Borrower shall use its commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as reasonably required by Lender attesting to such facts regarding the Lease as Lender may reasonably request, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults beyond applicable notice and cure periods thereunder on the part of any party except only to Tenant’s knowledge as to Borrower defaults (or identifying any defaults beyond applicable notice and cure periods there may be), that none of the Rents have been paid more than one month in advance, except as security, identifying any free rent or other concessions due lessee (if any) and identifying, to Tenant’s knowledge, any defense or offset against the full and timely performance of its obligations under the Lease, provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to use commercially reasonable efforts to deliver such certificates to Lender more frequently than once in any twelve month period. Notwithstanding the foregoing, if Tenant provides an estoppel in the same form as the one delivered in connection with the closing of the Loan, Lender shall accept the same and Borrower shall be deemed to have satisfied the requirements of this subparagraph (b).
Section 4.14.    Leases and Rents.
(a)    All Leases and all renewals of Leases executed after the date hereof shall (i) provide, in Borrower’s reasonable business judgment, for rental rates comparable to existing local market rates for similar properties (except for renewals pursuant to the terms and conditions of Leases executed prior to the date hereof, the rental rates for which shall be consistent with the terms of the applicable Lease), (ii) be on commercially reasonable terms (unless otherwise consented to by Lender or for renewals pursuant to the terms and conditions of Leases executed prior to the date hereof), and (iii) with respect to Leases entered into after the Closing Date, provide that such Lease is subordinate to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale, provided, that such subordination and attornment may be contingent on Lender’s agreement not to disturb the Tenant’s use of such premises so long as no event of default under such Lease has occurred and is continuing. Notwithstanding anything to the contrary contained herein, Borrower shall not, without the prior written approval of Lender (which approval shall not be unreasonably withheld, conditioned or delayed), enter into, renew (except for renewals pursuant to the terms and conditions of Leases), extend (except for extensions pursuant to the terms and conditions of Leases), amend, modify, permit any assignment of under (to the extent Borrower consent is required under the terms of the applicable Lease for the applicable assignment), waive any economic provisions or other material provisions of, release any party to, terminate (except in the case of default by the Tenant thereunder), reduce rents under, accept a surrender of space under (unless required pursuant to the terms and conditions of the applicable Lease), or shorten the term of, in each case, any Major Lease. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this subparagraph (a) and Lender thereafter fails to approve or disapprove the same, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.
(b)    Without limitation of subsection (a) above, Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not, without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed), alter, modify or change any Major Lease; and (vi) shall hold all security deposits under all Leases in accordance with Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases.
(c)    Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information reasonably required regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower further agrees to provide Lender with written notice of a Tenant “going dark” under such Tenant’s Lease within ten (10) Business Days after Borrower’s knowledge that such Tenant has “gone dark”.
(d)    Borrower shall, promptly (but in all cases within five (5) Business Days) after Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Lease, cause such fee or payment to be deposited into an Eligible Account with Lender to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property within ten (10) Business Days after Borrower’s request therefor, provided no Event of Default is continuing. After the entirety of the space demised under the Lease to which such early termination fee or payment or other termination fee or payment relates has been leased to a replacement Tenant in accordance with the terms and conditions of this Agreement and the Tenant thereunder is open for business and paying full and unabated rent under such Lease, Lender shall deposit any remaining early termination fee or payment or other termination fee or payment held by Lender pursuant to this subclause (d) in the Cash Management Account for application in accordance with Section 9.3 hereof. During the continuance of an Event of Default, any such fee or payment may also be held as collateral for the Debt or applied towards payment of the Debt, as so determined by Lender.
(e)    Lender agrees to deliver a subordination and non-disturbance agreement in favor of a Tenant under any Lease, on Lender’s then current form of subordination and non-disturbance agreement; provided that Lender will cooperate reasonably in connection with reasonable changes requested thereto. Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such request.
Section 4.15.    Management Agreement.
(a)    As of the Closing Date, there are no property management agreements other than Management Agreement.
(b)    Borrower shall (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement, (ii) promptly notify Lender of any default under the Management Agreement beyond applicable notice and cure periods thereunder; (iii) promptly deliver to Lender a copy of any written notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any written notice that Borrower receives which provides that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly use commercially reasonable efforts to enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.
(c)    Borrower shall not, without the prior written consent of Lender (which shall not be unreasonably withheld, conditioned or delayed), (i) surrender, terminate or cancel the Management Agreement, consent to any assignment of Manager’s interest under the related Management Agreement or otherwise replace Manager or renew or extend the Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to the Property; provided, however, that Borrower may replace Manager and/or consent to the assignment of Manager’s interest under Management Agreement, in each case to the extent permitted by and in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (ii) reduce or consent to the reduction of the term of Management Agreement; (iii) increase or consent to the increase of the amount of any charges under Management Agreement; or (iv) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, Management Agreement in any material respect. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this subparagraph (c) and Lender fails to approve or disapprove the same pursuant thereto, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.
(d)    If Borrower shall default after applicable notice and cure periods in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property, subject to the rights of tenants, at any time and from time to time for the purpose of taking any such action. If Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon, subject to the rights of tenants. Borrower shall notify Lender if Manager sub-contracts to a third party or an Affiliate any or all of its management responsibilities under the Management Agreement (which sub-contract shall be subject to Lender’s reasonable consent).
(e)    Borrower shall, from time to time, use commercially reasonable efforts to obtain from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be reasonably requested by Lender.
(f)    In the event that the Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than thirty (30) days prior to such expiration a draft replacement management agreement for approval in accordance with the terms and conditions hereof.
(g)    Borrower shall have the right to replace Manager or consent to the assignment of Manager’s rights under the Management Agreement, in each case, to the extent that (i) no Event of Default has occurred and is continuing, (ii) Lender receives at least thirty (30) days prior written notice of the same, and (iii) the applicable New Manager is a Qualified Manager engaged pursuant to a Qualified Management Agreement.
(h)    Without limitation of the foregoing, if the Management Agreement is terminated or expires (including, without limitation, pursuant to the Assignment of Management Agreement), comes up for renewal or extension (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), then Lender, at its option, may require Borrower to engage, in accordance with the terms and conditions set forth herein and in the Assignment of Management Agreement, a New Manager to manage the Property, which such New Manager shall (i) to the extent an Event of Default has occurred and is continuing and if opted by Lender, selected by Lender and subject to the reasonable approval of Borrower if Lender has not foreclosed on the Property and (ii) be a Qualified Manager and shall be engaged pursuant to a Qualified Management Agreement.
(i)    As conditions precedent to any engagement of a New Manager hereunder, (i) New Manager and Borrower shall execute an Assignment of Management Agreement (with such changes thereto as may be required by the Rating Agencies), and (ii) to the extent that such New Manager is an Affiliated Manager, Borrower shall deliver to Lender a New Non-Consolidation Opinion with respect to such New Manager and new management agreement.
(j)    Borrower shall notify Lender in writing, within ten (10) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or similar payment or other termination fee or similar payment paid by any Manager.
(k)    In the event that an Event of Default has occurred and is continuing, then Lender shall have the right to require Borrower to appoint a Qualified Manager, which is not an Affiliate of Borrower, to manage all the Property pursuant to a Qualified Management Agreement in accordance with the terms and conditions of this Agreement.
(l)    Lender’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required with respect to any Sale or Pledge of any Affiliated Manager over which Borrower, any SPE Component Entity and/or their respective Affiliates has Control, which consent may be conditioned upon receipt of a New Non-Consolidation Opinion to the extent such Sale or Pledge is to an Affiliate of Borrower, any SPE Component Entity and/or Guarantor.
(m)    Any sums expended by Lender pursuant to this Section 4.15 shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor (and to the extent not paid within ten (10) Business Days of demand therefor by Lender shall bear interest at the Default Rate).
Section 4.16.    Payment for Labor and Materials.
(a)    Subject to Section 4.16(b) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred by or on behalf of Borrower in connection with the Property (any such bills and costs, a “Work Charge”) and not permit to exist in respect of the Property or any part thereof any lien or security interest with respect to such Work Charges, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.
(b)    After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost as a result of the contest of the same; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable and unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the reasonable judgment of Lender, the validity, applicability and non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.17.    Performance of Other Agreements. Borrower shall observe and perform each and every material term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property (or any portion thereof) and any amendments, modifications or changes thereto.
Section 4.18.    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
Section 4.19.    ERISA.
(a)    Assuming none of the assets of Lender being used in connection with the Loan constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA, Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.
(b)    Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans (except where a government plan is a counterparty); and (iii) one or more of the following circumstances is true; provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to deliver such certifications or other evidence more frequently than once in any twelve month period:

(A)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

(B)	Less than 25 percent of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2); or

(C)
Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940, as amended.

(c)    Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any member of Borrower’s “controlled group of corporations” to maintain, sponsor, contribute to or become obligated to contribute to a “defined benefit plan” or a “multiemployer pension plan”. The terms in quotes above are defined in Section 3.7 of this Agreement.
Section 4.20.    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
Section 4.21.    Alterations. Notwithstanding anything contained herein (including, without limitation, Article 8 hereof) to the contrary, Lender’s prior approval shall be required in connection with (I) any alterations by Borrower to any Improvements with respect to the Property (other than pursuant to a Major Lease) (the “Landlord Alterations”) and (II) any alterations to any Improvements with respect to the Property by any Tenant under any Lease (other than pursuant to a Major Lease) to the extent that Borrower has the right to consent to, or approve, such alterations, in each instance of (I) or (II) (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the applicable Alteration Threshold or (c) that materially adversely affects a material structural component of the Property, which approval, with respect to each of the preceding clauses (b) through (c) may be granted or withheld in Lender’s reasonable discretion and, with respect to each of the preceding clause (a) may be granted or withheld in Lender’s sole discretion. If the total unpaid amounts incurred and to be incurred with respect to any such Landlord Alterations to the Improvements shall at any time exceed the applicable Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other security reasonably acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), (iv) a completion guaranty from Guarantor (provided that Lender shall have received a New Non-Consolidation Opinion and a Rating Agency Confirmation with respect to the same) or (v) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same if Lender determines the same is necessary). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the applicable Alteration Threshold. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this Section 4.21 (other than with respect to an alteration which may have a Material Adverse Effect) and Lender thereafter fails to approve or disapprove the same, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.
Notwithstanding anything to the contrary in this Section 4.21, in the event that Borrower must perform any Emergency Alteration, Lender shall be deemed to have approved each such Emergency Alteration provided that (i) it would be impracticable, as reasonably determined by Borrower, under the circumstances to obtain Lender’s prior approval thereof despite Borrower using its commercially reasonable efforts to contact Lender to obtain such approval, or (ii) Lender shall have failed to respond to any request for such approval made by Borrower using its commercially reasonable efforts to contact Lender prior to the date on which such Emergency Alteration is required, as reasonably determined by Borrower, under the circumstances to be made. Borrower acknowledges and agrees to the extent that such Emergency Alteration exceeds the Alteration Threshold, Borrower shall comply with the second sentence of the paragraph immediately above. “Emergency Alteration” shall mean any alteration to the Property required to be made by any Borrower by reason of the occurrence of an unexpected event that is reasonably likely to cause imminent harm to persons or property at the Property or that is reasonably likely to cause a default beyond all applicable notice and cure periods by a Borrower under a Lease.
Section 4.22.    Intentionally Omitted.
Section 4.23.    Leasing Agreements.
(a)    As of the Closing Date, there are no leasing or broker agreements other than the Leasing Agreements.
(b)    Borrower shall (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of each Leasing Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under each Leasing Agreement, (ii) promptly notify Lender of any default under any Leasing Agreement beyond applicable notice and cure periods thereunder; (iii) promptly deliver to Lender a copy of any written notice of default or other material notice received by Borrower under any Leasing Agreement; (iv) promptly give notice to Lender of any written notice that Borrower receives which provides that the counterparty under any Leasing Agreement is terminating the Leasing Agreement or the applicable leasing agent is otherwise discontinuing to market and lease the Property; and (v) promptly use commercially reasonable efforts to enforce the performance and observance of all of the covenants required to be performed and observed by the applicable counterparty under each Leasing Agreement.
(c)    Borrower shall have the right to replace a leasing agent to the extent that (i) no Event of Default has occurred and is continuing, (ii) Lender receives at least ten (10) Business Days prior written notice of the same, (iii) the replacement leasing agent is reasonably satisfactory to Lender and engaged pursuant to a leasing agreement that is reasonably satisfactory to Lender, and (iv) such replacement leasing agent executes an Assignment of Leasing Agreement.
(d)    Any sums expended by Lender pursuant to this Section 4.23 shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor (and to the extent not paid within five (5) Business Days of demand therefor by Lender shall bear interest at the Default Rate).
Section 4.24.    Embargoed Person. Each Borrower Party and each Affiliated Manager has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Sale or Pledge or other transfer permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party and/or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party or any Affiliated Manager, as applicable, with the result that the investment in any Borrower Party or any Affiliated Manager, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower Party or any Affiliated Manager, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in any Borrower Party or any such Affiliated Manager, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property (or any portion thereof) to be subject to forfeiture or seizure. Notwithstanding the foregoing, the representations, warranties and covenants above are made only to Borrower’s knowledge with respect to the direct or indirect ownership of any shares of stock in ARCNYC REIT that are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange. Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.
Section 4.25.    O&M Program. Borrower covenants and agrees to implement and follow the terms and conditions of the O&M Program for the Property during the term of the Loan, including any extension or renewal thereof. Lender’s requirement that Borrower comply with the O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower’s covenants and agreements with respect to Hazardous Substances (as defined in the Environmental Indemnity) or Environmental Laws.
ARTICLE 5.

ENTITY COVENANTS
Section 5.1.    Single Purpose Entity/Separateness.
(a)    Borrower has not since its formation and will not:
(i)    engage in any business or activity other than the leasing, ownership, operation and maintenance of the Property, and activities incidental thereto;
(ii)    acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of the Property;
(iii)    merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
(iv)    fail to observe all organizational formalities, or fail to comply with the provisions of its organizational documents from time to time in effect, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the special purpose entity/bankruptcy remote provisions of its organizational documents (provided, that such may be amended or modified after the Closing Date if, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent and, if required by Lender, a Rating Agency Confirmation are first obtained and provided further that Lender acknowledges that on and prior to the Closing Date Borrower’s organizational documents were amended from time to time);
(v)    own any subsidiary, or make any investment in, any Person (other than, with respect to any SPE Component Entity, in the applicable Borrower);
(vi)    commingle its funds or assets with the funds or assets of any other Person;
(vii)    incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, and/or (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors or in the routine administration of its affairs, provided such indebtedness is (1) unsecured, (2) not evidenced by a note and (3) due not more than sixty (60) days past the date incurred and paid on or prior to such date and/or (C) such other liabilities as are permitted pursuant to this Agreement; provided however, the aggregate amount of the indebtedness described in (B) shall not exceed two percent (2%) of the aggregate outstanding principal amount of the Loan and of any mezzanine loan entered into pursuant to an exercise by Lender of the Mezzanine Option in accordance with the terms and provisions of Section 11.6 hereof.  No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property;
(viii)    fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person. Borrower’s assets will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;
(ix)    except for capital contributions and distributions permitted under the terms and conditions of its organizational documents and properly reflected in its books and records, enter into any contract or agreement with any partner, member, shareholder, principal or Affiliate, except, in each case, upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;
(x)    maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xi)    assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;
(xii)    make any loans or advances under any loan to any Person;
(xiii)    fail to file its own tax returns, separate from those of any other Person, except (A) to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file any tax return by applicable Legal Requirements, or (B) if Borrower is required to file consolidated tax returns by applicable Legal Requirements;
(xiv)    fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;
(xv)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so); provided, however, that the foregoing shall not require any owners of Borrower to make additional capital contributions to Borrower;
(xvi)    without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, and the prior written consent of each Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPE Component Entity level), take any Bankruptcy Action with respect to Borrower or any SPE Component Entity (provided, that, none of any member, shareholder or partner (as applicable) of Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of Borrower or any SPE Component Entity may vote on or otherwise authorize the taking of any of the foregoing actions unless, in each case, there are at least two (2) Independent Directors then serving in such capacity in accordance with the terms of the applicable organizational documents and each of such Independent Directors has consented to such foregoing action);
(xvii)    fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;
(xviii)    fail to pay its own liabilities (including, without limitation, salaries of its own employees and a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Property to do so); provided, however, that the foregoing shall not require any owners of Borrower to make additional capital contributions to Borrower;
(xix)    acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;
(xx)    identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it; or
(xxi)    fail to conduct its business so that the material factual assumptions made with respect to Borrower in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion cease to be materially true.
(b)    If Borrower is a partnership or limited liability company (other than an Acceptable LLC), each general partner (in the case of a partnership) and at least one member (in the case of a limited liability company) of Borrower, as applicable, shall be a corporation or an Acceptable LLC (each an “SPE Component Entity”) whose sole asset is its interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest). Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive) and (viii) – (xxi) (inclusive) and, if such SPE Component Entity is an Acceptable LLC, Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity unrelated to owning an interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest); (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest); (iv) will at all times continue to own no less than a 0.5% direct equity ownership interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), except for trade payables not to exceed $10,000 which are incurred in the routine administration of its affairs, are unsecured, are not evidenced by a note and are due not more than ninety (90) days past the date incurred and are either paid on or prior to such date or are being contested in good faith; and (vi) will cause Borrower to comply with the provisions of this Section 5.1. Lender acknowledges that, as of the Closing Date, Borrower is an Acceptable LLC and there are no SPE Component Entities.
(c)    In the event Borrower or the SPE Component Entity is an Acceptable LLC, the limited liability company agreement of Borrower or the SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or the SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or the SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or the SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or the SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or the SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or the SPE Component Entity (as applicable) automatically be admitted to Borrower or the SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or the SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or the SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of the SPE Component Entity or Borrower (as applicable) in accordance with Section 5.2 below. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or the SPE Component Entity (as applicable) upon the admission to Borrower or the SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or the SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or the SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or the SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or the SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or the SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or the SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or the SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower or the SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or the SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or the SPE Component Entity (as applicable), but Special Member may serve as an Independent Director of Borrower or the SPE Component Entity (as applicable).
(d)    The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or the SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or the SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or the SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable).
(e)    (i) Borrower is and always has been duly formed, validly existing and in good standing in the state in which it was formed and in any other jurisdictions where it is qualified to do business; (ii) Borrower has no outstanding judgments or liens of any nature against it (other than liens that have either been bonded to the satisfaction of Lender, been fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy or have otherwise been addressed in a manner approved by Lender); (iii) Borrower is in compliance in all material respects with all laws, regulations and orders applicable to Borrower and has received all material permits necessary for Borrower to operate and for which a failure to possess would materially and adversely affect the condition, financial or otherwise, of Borrower; (iv) Borrower is not aware of any pending or threatened litigation involving Borrower that, if adversely determined, might materially adversely affect the condition (financial or otherwise) of Borrower, or the condition or ownership of the property owned by Borrower; (v) Borrower is not involved in any material dispute with any taxing authority; (vi) Borrower has paid or has caused to be paid all real estate taxes that are due and payable with respect to the Property except as otherwise permitted pursuant to this Agreement; (vii) Borrower is not now, a party to any lawsuit, arbitration, summons or legal proceeding that, if adversely determined, might materially adversely affect the condition (financial or otherwise) of Borrower or the condition or ownership of the property owned by Borrower nor has Borrower ever been a party to any lawsuit, arbitration, summons or legal proceeding that resulted in a judgment against it that has not been paid in full or otherwise resolved; (viii) all financial statements that Borrower has provided to Lender are true, correct and complete in all material respects and reflect an accurate view of the financial condition of Borrower (taken as a whole) as of the date hereof; (ix) Borrower has no material contingent or actual obligations not related to its Property and (x) at all times since its formation to the date hereof, Borrower has complied with the separateness covenants set forth in its organizational documents from time to time.
Section 5.2.    Independent Director.
(a)    The organizational documents of Borrower (to the extent Borrower is a corporation or an Acceptable LLC) or the SPE Component Entity, as applicable, shall provide that at all times there shall be at least two duly appointed independent directors or managers of such entity (each, an “Independent Director”) who each shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, any Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, any Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person (II) shall have, at the time of their appointment, had at least three (3) years’ experience in serving as an independent director and (III) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider.
(b)    The organizational documents of Borrower and the SPE Component Entity shall further provide that (I) the board of directors or managers of Borrower and the SPE Component Entity and the constituent equity owners of such entities (constituent equity owners, the “Constituent Members”) shall not take any action set forth in Section 5.1(a)(xvi) or any other action which, under the terms of any organizational documents of Borrower or the SPE Component Entity, requires the vote of the Independent Directors unless, in each case, at the time of such action there shall be at least two (2) Independent Directors engaged as provided by the terms hereof and such Independent Directors vote in favor of or otherwise consent to such action; (II) any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, Borrower and SPE Component Entity and (z) the interests of any group of Affiliates of which the Constituent Members, Borrower or SPE Component Entity is a part)); (IV) other than as provided in subsection (III) above, the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.
Section 5.3.    Change of Name, Identity or Structure. Borrower shall not change (or permit to be changed) Borrower’s or the SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or (d) if not an individual, Borrower’s or the SPE Component Entity’s corporate, partnership or other structure or state of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or the SPE Component Entity’s structure or state of formation, without first obtaining the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed) and, if required by Lender, a Rating Agency Confirmation with respect thereto. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower or the SPE Component Entity intends to operate the applicable Individual Property, and representing and warranting that Borrower or the SPE Component Entity does business under no other trade name with respect to the applicable Individual Property.
Section 5.4.    Business and Operations. Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, leasing, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the State and each other applicable jurisdiction in which the Property is located, in each case, as and to the extent the same are required for the ownership, maintenance, leasing, management and operation of the Property.
ARTICLE 6.

NO SALE OR ENCUMBRANCE
Section 6.1.    Transfer Definitions. As used herein and in the other Loan Documents, “Restricted Party” shall mean Borrower, Guarantor, any SPE Component Entity or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor or any SPE Component Entity; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.
Section 6.2.    No Sale/Encumbrance.
(a)    It shall be an Event of Default hereof if, without the prior written consent of Lender, a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) occurs, a Sale or Pledge of an interest in any Restricted Party occurs and/or Borrower shall acquire any real property in addition to the real property owned by Borrower as of the Closing Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than pursuant (i) to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.14 and (ii) as permitted pursuant to the express terms of this Article 6.
(b)    A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such Sale or Pledge or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member of such Restricted Party or any profits or proceeds relating to such Sale or Pledge; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) or the engagement of a New Manager, in each case, other than in accordance with Section 4.15; (viii) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or (ix) the incurrence of any property-assessed clean energy loans or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.
Section 6.3.    Permitted Equity Transfers.
(a)    Notwithstanding the restrictions contained in this Article 6, the following equity transfers shall be permitted without Lender’s consent or the payment of any fee:
(i)    a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party;
(ii)    the transfer (but not the pledge), in one or a series of transactions, of stock, partnership interests or membership interests (as the case may be) directly in Borrower; provided, however, after any such transfer Borrower is directly or indirectly (x) at least forty percent (40%) owned, and (y) Controlled by NYCOP;
(iii)    the transfer (but not the pledge), in one or more series of transactions, of the direct or indirect partnership interests of New York City Operating Partnership, L.P., a Delaware limited liability company (“NYCOP”), provided, however, after any such transfer Borrower is directly or indirectly (x) at least forty percent (40%) owned, and (y) Controlled by ARCNYC REIT or one or more Qualified Equityholders;
(iv)    the offer, sale, transfer or issuance (but not pledge) of shares of stock in ARCNYC REIT or in any other Restricted Party that, in each instance, is a publicly traded entity, provided (x) such shares of stock are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange or (y) such shares are sold in the ordinary course of business and in accordance with all applicable Legal Requirements to retail investors in a manner consistent with previous offerings and sales conducted by the REIT prior to the date of such sale, transfer or issuance;
(v)    intentionally omitted;
(vi)    the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) by Guarantor or any direct or indirect legal or beneficial owner of Guarantor for estate planning purposes to the transferor’s spouse, child, parent, grandparent, grandchild, niece, nephew, aunt, uncle or other immediate family members of such owner, or to a trust for the benefit of such spouse, child, parent, grandparent, grandchild, niece, nephew, aunt, uncle or other immediate family members; and
(vii)    the pledge to a Qualified Lender of the right of Guarantor or any direct or indirect legal or beneficial owner of Guarantor to receive distributions, and the granting of a security interest to such Qualified Lender in such distributions, in an amount such that Guarantor shall continue to comply with the net worth and liquidity requirements provided in the Guaranty (provided, that, such pledge to a Qualified Lender shall not include the transfer or pledge of any direct and/or indirect stock, partnership, membership and/or other equity interests in any Restricted Party; and provided, further, that, the foregoing provisions of clauses (i), (ii), (iii), (iv) and (v) above shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters));
provided that, with respect to the transfers listed in clauses (i) - (vii) above, the following conditions shall also apply:
(A)    Lender shall receive not less than thirty (30) days prior written notice of such transfers (provided, that, for purposes of clarification, with respect to the transfers contemplated in subsection (i) above, the aforesaid notice shall only be deemed to be required thirty (30) days following Borrower’s knowledge thereof and with respect to the transfers contemplated in subsection (iii), (iv), (vi) and (vii) above, no notice of such transfer is required);
(B)    such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof;
(C)    in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) if after giving effect to such transfer more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower or any SPE Component Entity are owned by any Person and/or its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower or any SPE Component Entity as of the Closing Date, Borrower shall deliver to Lender a New Non-Consolidation Opinion or an update to the original Non-Consolidation Opinion delivered in connection with the closing of the Loan reasonably acceptable to Lender and, after a Securitization, acceptable to the Rating Agencies addressing such transfer;
(D)    after giving effect to the equity transfer in question, (I) the representations contained herein relating to ERISA matters shall be true and correct as if made as of the date of such transfer (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (II) Borrower shall remain in compliance with the covenants contained herein relating to ERISA matters;
(E)    to the extent that any transfer results in the transferee (either itself or collectively with its affiliates) owning a ten percent (10%) or greater equity interest (directly or indirectly) in Borrower or in any SPE Component Entity, Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such transfer;
(F)    other than a transfer pursuant to clauses (i), (iv) or (v) above, no Event of Default has occurred and is continuing; and
(G)    Borrower shall have paid to Lender, concurrently with the closing of such transfer all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection therewith.
For the avoidance of doubt, any listing of the shares of stock in ARCNYC REIT on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange or market in accordance with this Section 6.3(a) shall not be a Prohibited Transfer.
(b)    In connection with any transfer described in Section 6.3(a)(ii) or (iii) above, Borrower shall be permitted, without Lender’s consent or payment of any fee, to provide a replacement for the Guarantor with a Qualified Replacement Guarantor; provided Lender receives any legal opinions of counsel reasonably required by Lender in connection therewith.
(c)    Upon request from Lender in connection with any transfer set forth above and otherwise no more than once each calendar quarter, Borrower shall promptly provide Lender with a then current version of the organizational chart in the form and with the detail of the chart delivered to Lender in connection with the Loan.
Section 6.4.    Assumption. Lender’s consent to a Transfer of all of the Property (which may be to more than one transferee which is not an Affiliate of Borrower or Guarantor, provided each such transferee shall either be Transferee’s Sponsor or an Affiliate of Transferee’s Sponsor) and assumption of the Loan shall not be unreasonably withheld, provided that Lender receives not less than forty-five (45) days’ prior, written notice of such Transfer, and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:
(i)    Borrower shall pay Lender a transfer fee equal to $150,000;
(ii)    Borrower or Transferee shall pay any and all reasonable actual out‑of‑pocket costs incurred by Lender or Servicer in connection with such Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements, all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below), it being acknowledged and agreed that Borrower shall have this obligation even if the transaction is not consummated;
(iii)    the Persons proposed to take title to the Property (the “Transferee”), the Person that Controls the Transferee (the “Transferee’s Sponsor”) or any other direct or indirect owner of Transferee that Controls Transferee must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;
(iv)    intentionally omitted;
(v)    Transferee, Transferee’s Sponsor that Controls Transferee or the Transferee’s proposed Qualified Replacement Guarantor shall have sufficient financial condition and creditworthiness, as reasonably determined by Lender, and must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within ten (10) years prior to the date of the proposed Transfer;
(vi)    Transferee shall assume all of the obligations of Borrower under the Loan Documents from and after the effective date of such transfer as evidenced by an assumption agreement in form and substance reasonably satisfactory to Lender;
(vii)    there shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Sponsor or the Qualified Replacement Guarantor which is not reasonably acceptable to Lender and Lender shall have received Satisfactory Search Results with respect to the foregoing Persons;
(viii)    intentionally omitted;
(ix)    Transferee and SPE Component Entity, if any, shall satisfy all the representations and covenants set forth in Sections 3.7, 3.29 and 3.32 of this Agreement, no Event of Default shall occur as a result of such Transfer, and Transferee and SPE Component Entity, if any, shall deliver all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender;
(x)    if the Transfer described in this Section 6.4 occurs after a Securitization, Transferee and the assumption shall be approved by the Rating Agencies selected by Lender, which approval shall take the form of Rating Agency Confirmations;
(xi)    Borrower or Transferee, at its sole cost and expense, shall deliver to Lender a New Non-Consolidation Opinion reflecting such Transfer reasonably satisfactory in form and substance to Lender and, if applicable, the Rating Agencies;
(xii)    prior to any release of Guarantor, a Qualified Replacement Guarantor acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity from and after the effective date of such transfer executed by Guarantor or execute a replacement guaranty and environmental indemnity reasonably satisfactory to Lender, and Lender receives any legal opinions of counsel reasonably required by Lender in connection therewith;
(xiii)    Borrower or Transferee shall deliver, at Borrower’s or Transferee’s sole cost and expense, an endorsement to the Title Insurance Policy, which endorsement shall insure the Lien of the Security Instrument as modified by the assumption agreement, as a valid first lien on the Property, shall name the Transferee as owner of the Property, and shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the applicable Title Insurance Policy issued on the Closing Date and the Permitted Encumbrances;
(xiv)    the Property shall be managed by (x) a Qualified Manager or (y) an Affiliated Manager of Transferee or the Qualified Replacement Guarantor to the extent such Affiliated Manager has demonstrated expertise in operating and managing properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender, in each case, pursuant to a replacement management agreement reasonably acceptable to Lender; and
(xv)    the organizational documents of Transferee and SPE Component Entity, if any, shall include provisions which shall cause each of them to be a special purpose entity satisfying the requirements of Article 5 herein and shall otherwise be in form and substance reasonably satisfactory to Lender.
Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Security Instrument, the Guaranty, Environmental Indemnity and the other Loan Documents arising or accruing after such Transfer. The foregoing release shall be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.
Section 6.5.    Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of one percent (1%) of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All out-of-pocket expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.
Section 6.6.    Economic Sanctions, Anti-Money Laundering and Transfers. Borrower shall (a) at all times comply with the representations and covenants contained in Sections 3.29 and 4.24 such that the same remain true, correct and not violated or breached and (b) not permit a Prohibited Transfer to occur and shall cause the ownership requirements specified in this Article 6 (including, without limitation, those stipulated in Section 6.3 hereof) to be complied with at all times. Borrower hereby represents that, other than in connection with the Loan, the Loan Documents and any Permitted Encumbrances, as of the date hereof, there exists no Sale or Pledge of Borrower and/or any SPE Component Entity.
ARTICLE 7.

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 7.1.    Insurance.
(a)    Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)    insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils” (including, without limitation, fire, lightning, windstorm/named storm, hail, terrorism and similar acts of sabotage, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) written on a no co-insurance form; (C) providing for no deductible in excess of $50,000 except with respect to earthquake and windstorm/named storms, which such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Property; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” endorsement in amounts acceptable to Lender. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the reasonable request of Lender by an appraiser or contractor designated and paid by Borrower and reasonably approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;
(ii)    commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold, manufactured or distributed from the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000, with no deductible greater than $25,000 or self-insured retention greater than $25,000; (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available; and (6) acts of terrorism and similar acts of sabotage;
(iii)    loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected gross income from the Property (on an actual loss sustained basis) for a period of eighteen (18) months (the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Lender’s determination of the projected gross income from the Property for a eighteen (18) month period); and (D) containing an extended period of indemnity endorsement for a period of twelve (12) months. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, to the extent that insurance proceeds are payable to Lender pursuant to this Subsection (the “Rent Loss Proceeds”) and Borrower is entitled to disbursement of Net Proceeds for Restoration in accordance with the terms hereof, such Rent Loss Proceeds shall be deposited by Lender in the Cash Management Account and disbursed as provided in Article 9 hereof; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which shall deemed to be included within the definition of the “Accounts” hereunder) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 7.1(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 7.1(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v)    if and when Borrower has any employees, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);
(vi)    comprehensive boiler and machinery insurance covering all mechanical and electrical equipment and pressure vessels and boilers in an amount not less than their replacement cost or in such other amounts as shall be reasonably required by Lender;
(vii)    if any portion of the Improvements is at any time located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts or its equivalent as determined by Lender (plus such higher amount as Lender may require in its sole discretion);
(viii)    earthquake, for the Property located in seismic zone 3 or 4 with PML/SEL exceeding twenty percent (20%), in amounts equal to one times (1x) the probable maximum loss of the Property plus loss of rents/business interruption as required pursuant to subsection (iii) above as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Subsection (viii) shall be otherwise on terms consistent with the all risk insurance policy required under Section 7.1(a)(i);
(ix)    umbrella liability insurance, including acts of terrorism and similar acts of sabotage, in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;
(x)    motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000) (if applicable); and
(xi)    such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b)    All insurance provided for in Subsection 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be reasonably satisfactory to Lender, issued by financially sound and responsible insurance companies approved to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc., and a claims paying ability/financial strength rating of “A” or better by S&P and “A2” by Moody’s if they are rating the Securities and rates the insurance company (each such insurer shall be referred to below as a “Qualified Insurer”). For so long the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, Lender shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. Notwithstanding anything to the contrary herein, if TRIPRA or a similar or subsequent statute, extension or reauthorization thereof is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount. Not less than five (5) Business Days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 7.1(a), Borrower shall deliver evidence of renewal insurance accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), provided the foregoing delivery requirement shall be satisfied if Borrower furnishes Lender with Acord Form 28 Certificates therefor to be followed by the complete copies of Policies when requested by Lender.
(c)    Without limitation of any provision hereof, (i) Lender’s consent shall be required hereunder with respect to any umbrella or blanket policy which shall be subject to receipt of the schedule of locations and values with respect to the same and such other information as requested by Lender or the Rating Agencies and (ii) any umbrella or blanket Policy shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 7.1(a) as determined by Lender. Borrower shall notify Lender of any material changes to the blanket policy, including material changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction of flood or wind/named storm limits and such changes shall be subject to Lender’s approval, which shall not be unreasonably withheld.
(d)    All Policies of insurance provided for or contemplated by Subsection 7.1(a) shall name Borrower as a named insured and, in the case of liability Policies (except for the Policies referenced in Subsections 7.1(a)(v) and (x)), shall name Lender as an additional insured, as their respective interests may appear, and, in the case of property damage Policies (including, but not limited to, terrorism, rent loss, business interruption, boiler and machinery, and, if applicable, earthquake and flood insurance), such Policies shall contain a standard noncontributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.
(e)    All Policies of insurance provided for in Subsection 7.1(a) shall:
(i)    with respect to property damage Policies, provide that (1) the following shall in no way affect the validity or enforceability of the Policy insofar as Lender is concerned: (A) any act or negligence of Borrower, of anyone acting for Borrower or of any other Person named as an insured, additional insured and/or loss payee, (B) any foreclosure or other similar exercise of remedies and (C) the failure to comply with the provisions of the Policy which might otherwise result in a forfeiture of the insurance or any part thereof; and (2) the Policy shall not be cancelled without at least 30 days’ written notice, except for ten (10) days’ written notice for cancellation due to non-payment of premium;
(ii)    with respect to all other Policies, if available using commercially reasonable efforts, provide that the Policy shall not be materially changed (other than to increase the coverage provided thereby), terminated or cancelled without at least 30 days’ written notice, except for ten (10) days’ written notice for cancellation due to non-payment of premium, to Lender and any other party named therein as an insured;
(iii)    if available using commercially reasonable efforts, provide that the issuer(s) of the Policy shall give ten (10) days’ written notice to Lender if the issuers elect not to renew the Policy prior to its expiration; and
(iv)    not contain any provision which would make Lender liable for any Insurance Premiums thereon or subject to any assessments or commissions thereunder provided that, Lender shall, at its option and with no obligation to do so, have the right to directly pay Insurance Premiums in order to avoid cancellation, expiration and/or termination of the Policy due to non-payment of Insurance Premiums.
(f)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with ten (10) days’ notice to Borrower (or at any time Lender deems necessary, regardless of prior notice to Borrower, to avoid the lapse of any such insurance) to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.
(g)    In the event of a foreclosure of the Security Instrument or other transfer of title to the Property (or any portion thereof) in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property (or any portion thereof) and all proceeds payable thereunder shall thereupon vest exclusively in Lender.
(h)    As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender’s prior written consent thereto not to be unreasonably withheld, delayed or conditioned and (2) confirmed that Lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy. Notwithstanding the foregoing, Lender hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion.
(i)    Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with the Property (or any portion thereof), and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereto) out of such Awards or insurance proceeds.
Section 7.2.    Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property and otherwise comply with the provisions of Section 7.4. Borrower shall pay all costs of any such Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower
Section 7.3.    Condemnation.
(a)    Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property (or portion thereof) of which Borrower has written knowledge and shall deliver to Lender copies of any and all material papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4. Borrower shall pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. If the Property (or any portion thereof) is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the lien of the Security Instrument in connection with a Condemnation of the Property (but taking into account any proposed Restoration on the remaining portion of the Property) (based solely on real property and excluding any personal property or going concern value), the Loan-to-Value Ratio (as determined in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) is greater than 125%, the principal balance of the Loan must be paid down by an amount not less than the least of the following amounts: (i) the net amount of the Award, after deduction of Lender’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as determined in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the lien of the Security Instrument. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.7(a) hereof (other than the requirements to provide ten (10) days’ notice to Lender and other than payment of any Yield Maintenance Premium or other prepayment premium or penalty (as applicable)).
Section 7.4.    Restoration. The following provisions shall apply in connection with the Restoration of the Property:
(a)    If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) (other than clause (F) thereof) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b)    If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4(b).
(i)    The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:
(A)    no Event of Default shall have occurred and be continuing;
(B)    (1) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of the rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than ten percent (10%) of the rentable area of the Property is taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;
(C)    Leases demising in the aggregate a percentage amount equal to or greater than seventy percent (70%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be;
(D)    Borrower shall commence (or shall cause the commencement of) the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to reasonably satisfactory completion in compliance with all applicable Legal Requirements, including, without limitation, all applicable Environmental Laws;
(E)    Lender shall be reasonably satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) by other funds of Borrower;
(F)    Lender shall be reasonably satisfied that the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient to cover the cost of the Restoration;
(G)    Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable Legal Requirements or (4) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above;
(H)    the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements; and
(I)    the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements.
(ii)    The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.
(iii)    All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer reasonably selected by Lender (the “Casualty Consultant”), in each case not to be unreasonably withheld, conditioned or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors engaged in the Restoration shall be subject to prior review and acceptance by Lender and the Casualty Consultant, in each case not to be unreasonably withheld, conditioned or delayed. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. Borrower shall have the right to settle all claims under the Policies jointly with Lender, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.
(iv)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Subsection 7.4(b) shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing fifty percent (50%) of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last fifty percent (50%) of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed (subject only to non-material punch list items) in accordance with the provisions of this Subsection 7.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed (subject only to non-material punch list items) all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.
(vii)    The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed (subject only to non-material punch list items) in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents.
(c)    Provided that no Event of Default has occurred and is continuing, all Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 7.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable pro rata among the Notes and, if applicable, among the Notes and any notes issued in connection with a mezzanine loan entered into pursuant to the terms and provisions of Section 11.6 (without Yield Maintenance Premium or other penalty or prepayment fee). If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.
(d)    Notwithstanding anything to the contrary contained herein, provided no Event of Default shall be continuing, if Borrower shall have used commercially reasonable efforts to satisfy each of the other conditions set forth in Section 7.4(b)(i) and Borrower was unable to satisfy all such conditions and Lender does not disburse the Net Proceeds to Borrower for Restoration, then Borrower shall have the right, but not the obligation to elect not to proceed with a Restoration and to prepay the Debt with any Interest Shortfall associated therewith (a “Casualty/Condemnation Prepayment”) utilizing the Net Proceeds (together with other funds of the Borrower if such Net Proceeds are less than the Debt with any Interest Shortfall associated therewith), provided that (i) Borrower shall have satisfied the requirements of Section 2.7 hereof, (ii) Borrower shall consummate the Casualty/Condemnation Prepayment on or before the second Monthly Payment Date occurring following date the Net Proceeds shall be available to Borrower for such Casualty/Condemnation Prepayment and (iii) Borrower shall pay to Lender, concurrently with making such Casualty/Condemnation Prepayment, any other amounts required pursuant to Section 2.7 hereof (without duplication of the Debt and Interest Shortfall payable pursuant to this subclause (d)). For the avoidance of doubt, unless such payment is made during the continuance of an Event of Default, no Yield Maintenance Premium or other premium or penalty or charge shall be due with respect to a Casualty/Condemnation Prepayment.
ARTICLE 8.

RESERVE FUNDS
Section 8.1.    Intentionally Omitted.
Section 8.2.    Replacement Reserve Funds.
(a)    Borrower shall deposit (to the extent not deposited pursuant to Section 9.3(e) hereof) into an Eligible Account held by Cash Management Bank (the “Replacement Reserve Account”) on each Monthly Payment Date following the occurrence and during the continuance of a Trigger Period an amount equal to the Replacement Reserve Monthly Deposit for the Replacements. Amounts deposited pursuant to this Section 8.2 are referred to herein as the “Replacement Reserve Funds”.
(b)    Lender shall cause the disbursement of Replacement Reserve Funds only for Replacements. Lender shall cause the disbursement to Borrower of the Replacement Reserve Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Replacements to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Replacements, (B) stating that all Replacements at the Property to be funded by the requested disbursement have been completed (or, for ongoing work, are in the process of being completed) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority, if any, in connection with the Replacements, (C) identifying each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by, as applicable, partial (with respect to such ongoing work) or complete lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (iv) at Lender’s option, if the cost of the individual Replacement exceeds $100,000, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; (v) at Lender’s option, if the cost of the individual Replacement exceeds $100,000, Lender shall have received a report reasonably satisfactory to Lender in its reasonable discretion from an architect or engineer reasonably approved by Lender in respect of such architect or engineer’s inspection of the required repairs; and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Replacements at the Property to be funded by the requested disbursement have been completed (or, for ongoing work, are in the process of being completed). Lender shall not be required to cause the disbursement of Replacement Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Replacement Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).
(c)    Nothing in this Section 8.2 shall (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Funds to complete any Replacements; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to complete any Replacements.
(d)    Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.
(e)    Provided no Event of Default has occurred and is continuing, Lender shall cause any Replacement Reserve Funds remaining in the Replacement Reserve Account to be disbursed to Borrower provided that no Trigger Period pursuant to any of clauses (A)(i) through (iv) in the definition thereof is continuing.
Section 8.3.    Leasing Reserve Funds.
(a)    Borrower shall deposit (to the extent not deposited pursuant to Section 9.3(f) hereof) into an Eligible Account held by Cash Management Bank (the “Leasing Reserve Account”) on each Monthly Payment Date following the occurrence and during the continuance of a Trigger Period, the Leasing Reserve Monthly Deposit for tenant improvements and leasing commissions that may be incurred following the date hereof (but not including any tenant improvements or leasing commissions already reserved for pursuant to Section 8.8 hereof). Amounts deposited pursuant to this Section 8.3 are referred to herein as the “Leasing Reserve Funds”.
(b)    Lender shall cause the disbursement to Borrower of the Leasing Reserve Funds upon satisfaction by Borrower of each of the following conditions (collectively, the “TI/LC Reserve Release Conditions”): (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have reviewed and approved the Lease (to the extent that Lender’s approval is required under the provisions of this Agreement) in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, which approval shall not be unreasonably withheld, conditioned or delayed; (iv) Lender shall have received and reasonably approved a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments; (v) Lender shall have received a certificate from Borrower (A) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed (or, for ongoing work, are in the process of being completed) in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval, if any, by any Governmental Authority required in connection with the tenant improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (vi) at Lender’s option if the cost of the individual tenant improvements exceed $100,000, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender; and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed (to the extent applicable) and/or leasing commissions to be funded by the requested disbursement are due and payable and have been or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Leasing Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Leasing Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).
(c)    Provided no Event of Default has occurred and is continuing, Lender shall cause any Leasing Reserve Funds remaining in the Leasing Reserve Account to be disbursed to Borrower provided that no Trigger Period pursuant to any of clauses (A)(i) through (ii) in the definition thereof is continuing.
Section 8.4.    Intentionally Omitted.
Section 8.5.    Excess Cash Flow Funds. After the occurrence and during the continuance of a Trigger Period, all amounts required to be deposited pursuant to Section 9.3(h) hereof shall be deposited on each Business Day into an Eligible Account with Cash Management Bank (the “Excess Cash Flow Account”) in an amount equal to the Excess Cash Flow as set forth in Section 9.3(h) hereof (each such deposit being herein referred to as the “Monthly Excess Cash Flow Deposits” and the amounts on deposit in the Excess Cash Flow Account being herein referred to as the “Excess Cash Flow Funds”). Provided no Event of Default has occurred and is continuing, Lender shall cause any Excess Cash Flow Funds remaining in the Excess Cash Flow Account to be disbursed to Borrower provided that no Trigger Period pursuant to any of clauses (A)(ii) in the definition thereof is continuing.
Section 8.6.    Tax and Insurance Funds. Borrower shall pay (or cause to be paid) to Lender on each Monthly Payment Date occurring on and after the occurrence and continuance of a Trigger Period (to the extent not deposited pursuant to Section 9.3(a) and (b) hereof) (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months assuming that said Taxes are to be paid in full on the Tax Payment Date (the “Monthly Tax Deposit”), each of which such deposits shall be held in an Eligible Account with Cash Management Bank (the “Tax Account”), and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Property (or any portion thereof) shall not constitute an approved blanket or umbrella Policy pursuant to Subsection 7.1(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Subsection 7.1(c) hereof, one-twelfth of an amount which would reasonably be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”), each of which such deposits shall be held in an Eligible Account with Cash Management Bank (the “Insurance Account”; amounts held in the Tax Account and the Insurance Account are collectively herein referred to as the “Tax and Insurance Funds”). Additionally, if, at any time after the occurrence and during the continuance of a Trigger Period, Lender reasonably determines that amounts on deposit in or scheduled to be deposited in (i) the Tax Account will be insufficient to pay all applicable Taxes in full on the Tax Payment Date and/or (ii) the Insurance Account will be insufficient to pay all applicable Insurance Premiums in full on the Insurance Payment Date, Borrower shall make a True Up Payment with respect to such insufficiency into the applicable Reserve Account. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. Provided there are sufficient amounts in the Tax Account and Insurance Account, respectively, and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Funds to the payment of such Taxes and Insurance Premiums. So long as a Trigger Period is continuing, if the amount of the Tax and Insurance Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4.5 and 7.1 hereof, Lender shall either, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Funds. Provided no Event of Default has occurred and is continuing, Lender shall cause any Tax and Insurance Funds remaining in the Tax Account and/or the Insurance Account to be disbursed to Borrower provided that no Trigger Period pursuant to any of clauses (A)(i) through (ii) in the definition thereof is continuing.
Section 8.7.    NYC-DYCD Lease Funds.
(a)    On the Closing Date Borrower shall deposit into an Eligible Account held by Cash Management Bank (the “NYC-DYCD Lease Account”) the sum of $20,000,000.00, which amount shall be released to Borrower in accordance with the terms and provisions of Section 8.7(b) and (c). Amounts deposited pursuant to this Section 8.7 are referred to herein as the “NYC-DYCD Lease Funds”.
(b)    Provided an Event of Default shall not have occurred and be continuing, upon not less than five (5) Business Days written request from Borrower, if the Approved NYC-DYCD Lease is entered into, Lender shall cause the disbursement to Borrower of the NYC-DYCD Lease Funds (less an amount equal to the aggregate cost of tenant improvements, leasing commissions and free rent under the NYC-DYCD Lease in excess of the Unfunded Obligations Funds reserved for such purposes (which shall equal the amount of the “HRA - DYCD” line item listed on Schedule III) which shall be transferred to the Unfunded Obligations Account), after satisfaction of the following conditions: (i) the execution of the Approved NYC-DYCD Lease and (ii) delivery to Lender of an estoppel certificate executed by NYC-DYCD Tenant certifying to Lender that the Approved NYC-DYCD Lease is in full force and effect and certifying as to the documents which constitute the Lease.
(c)    If the Approved NYC-DYCD Lease has not been entered into, Lender shall cause the disbursement to Borrower of the NYC-DYCD Lease Funds in connection with the entering into of one or more Replacement Leases demising in the aggregate of not less than 10,000 square feet for any disbursement of NYC-DYCD Lease Funds. Provided an Event of Default shall not have occurred and be continuing, upon not less than five (5) Business Days written request from Borrower, Lender shall cause the disbursement to Borrower of the NYC-DYCD Lease Funds in amount equal to the NYC-DYCD Lease Funds Partial Disbursement Amount, after satisfaction of the following conditions: (i) the execution of one or more Replacement Leases demising in the aggregate not less than 10,000 square feet, (ii) delivery to Lender of an estoppel certificate executed by each Tenant under each such Replacement Lease certifying to Lender that the applicable Replacement Lease is in full force and effect, the applicable Tenant is in full occupancy of the space demised under the applicable Replacement Lease and as to the documents which constitute the applicable Replacement Lease, and (iii) the Debt Yield is equal to or greater than eight and two-tenths percent (8.2%) (the “Debt Yield Threshold”), provided if the Debt Yield Threshold is not satisfied, Borrower shall be entitled to a disbursement of the NYC-DYCD Lease Funds less an amount equal to the amount that the Loan would have to be prepaid in order for the required Debt Yield Threshold to be satisfied (each such amount, the “NYC-DYCD Lease Funds Remainder”). Upon each disbursement of NYC-DYCD Lease Funds to Borrower, Lender shall cause the related NYC-DYCD Lease Funds Partial TI/LC Amount to be transferred to the Unfunded Obligations Account to be disbursed in accordance with the terms and provisions of Section 8.8. All NYC-DYCD Lease Funds Remainders shall serve as additional collateral for the Loan, provided, at such time as the Debt Yield satisfies the Debt Yield Threshold as of the last day of any calendar quarter, upon not less than five (5) Business Days written request from Borrower, Lender shall cause the disbursement to Borrower of the NYC-DYCD Lease Funds Remainder (so long as an Event of Default shall not have occurred and be continuing).
Section 8.8.    Unfunded Obligations Funds.
(a)    On the Closing Date Borrower shall deposit into an Eligible Account held by Cash Management Bank (the “Unfunded Obligations Account”) the sum of $4,819,755.00 for tenant improvements, leasing commissions, and free rent obligations of Borrower to Tenants under Leases that are outstanding on the Closing Date as set forth on Schedule III hereto (the “Unfunded Obligations”). Borrower represents and warrants that Schedule III is a true, correct and complete list of all tenant improvements, leasing commissions and rent credits payable in connection with Leases that are outstanding on the Closing Date (the parties hereto agree that, as of the Closing Date, there are no outstanding obligations pursuant to the NYC-DYCD Lease or any Replacement Lease). Amounts deposited into the Unfunded Obligations Account pursuant to Section 8.7 or this Section 8.8 are referred to herein as the “Unfunded Obligations Funds”. Borrower shall pay and/or perform the Unfunded Obligations when due. Notwithstanding anything to the contrary, in the event that the Approved NYC-DYCD Lease is not entered into and Borrower enters into one or more Replacement Leases, the amounts reserved as Unfunded Obligations Funds allocable to the “HRA - DYCD” line item listed on Schedule III (including, without limitation, the funds deposited pursuant to Section 8.7), shall be allocable to the tenant improvements, leasing commissions, and free rent obligations of Borrower with respect to such Replacement Leases.
(b)    Lender shall cause the disbursement to Borrower the Unfunded Obligations Funds (or portions thereof) upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and, if such request relates to a disbursement of Unfunded Obligations Funds for tenant improvements, leasing commissions, free rent obligations, such request shall provide evidence reasonably satisfactory to Lender that such for tenant improvements, leasing commissions and/or free rent obligations under the applicable Lease for which Borrower is requesting disbursement of Unfunded Obligations Funds has expired and/or have been paid to the Tenant, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) to the extent the amount of the requested disbursement for any item set forth on Schedule III (together with any previous disbursements for such item) exceeds the amount set forth on Schedule III, Lender shall have reasonably approved such disbursement; (iv) Lender shall have received a certificate from Borrower (A) stating that (I) with respect to disbursements of Unfunded Obligations Funds for credits for tenant improvements, all tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority, if any, required in connection with the tenant improvements and (II) with respect to disbursement of Unfunded Obligations Funds for free rent credits, the applicable rent credits and/or other credits under the Lease for which disbursement is sought by Borrower has expired and/or have been paid to Tenant, (B) with respect to disbursements of Unfunded Obligations Funds for credits for tenant improvements, identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement and (C) with respect to disbursements of Unfunded Obligations Funds for credits for tenant improvements, stating that each such Person has been paid in full with respect to all amounts then due or will be paid in full with respect to all amounts then due upon such disbursement (or for ongoing work, such Person has been or will be paid upon such disbursement for the work identified in such certificate from Borrower with respect to such disbursement), such certificate to be accompanied by, as applicable, partial (with respect to such ongoing work) or complete lien waivers, invoices and/or other evidence of payment reasonably satisfactory to Lender; (v) at Lender’s option, if the cost of the individual tenant improvement exceeds $100,000, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances, (vi) at Lender’s option, if the cost of the individual tenant improvement exceeds $100,000, Lender shall have received a report reasonably satisfactory to Lender in its reasonable discretion from an architect or engineer reasonably approved by Lender in respect of such architect or engineer’s inspection of such tenant improvement, and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed (to the extent applicable) and/or leasing commissions to be funded by the requested disbursement are due and payable and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Unfunded Obligations Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Unfunded Obligations Funds remaining, is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Notwithstanding the foregoing if a Trigger Period exists, any disbursement of Unfunded Obligations Funds with respect to free rent credits shall instead of being disbursed to Borrower be deposited into the Cash Management Account for application in accordance with the Cash Management Agreement on the next Monthly Payment Date. Following the completion of all Unfunded Obligations as reasonably determined by Lender, so long as no Event of Default has occurred and is continuing, Lender shall cause any Unfunded Obligations Funds remaining in the Unfunded Obligations Account to be disbursed to Borrower.
Section 8.9.    Intentionally Omitted.
Section 8.10.    The Accounts Generally.
(a)    Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt. Until expended or applied or disbursed in accordance herewith, the Accounts and the funds deposited therein shall constitute additional security for the Debt. The provisions of this Section 8.10 (together with the other related provisions of the other Loan Documents) are intended to give Lender and/or Servicer “control” of the Accounts and the Account Collateral and serve as a “security agreement” and a “control agreement” with respect to the same, in each case, within the meaning of the UCC. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein. The funds on deposit in the Accounts shall not constitute trust funds and (other than funds in the Cash Management Account and/or the Restricted Account) may be commingled with other monies held by Cash Management Bank. Notwithstanding anything to the contrary contained herein, unless otherwise consented to in writing by Lender or otherwise expressly provided for herein, Borrower shall only be permitted to request (and Lender shall only be required to disburse) Reserve Funds on account of the liabilities, costs, work and other matters (as applicable) for which said sums were originally reserved hereunder, in each case, in accordance with the terms of this Agreement.
(b)    Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Subject to the Security Instrument, Borrower hereby authorizes Lender to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Lender or Servicer (i) Borrower shall have no rights in respect of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.
(d)    The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(e)    Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages (excluding consequential, special and punitive damages), obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.
(f)    Borrower and Lender (or Servicer on behalf of Lender) shall maintain (or cause to be maintained) each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Lender. In the event that Cash Management Bank no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution that satisfies such criteria. Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution, which power of attorney Lender may exercise only during the continuation of an Event of Default.
(g)    Interest accrued on any Account other than an Interest Bearing Account shall not be required to be remitted either to Borrower or to any Account and may instead be retained by Lender. Funds deposited in the Interest Bearing Accounts shall be invested in Permitted Investments as provided for in Section 8.10(h) hereof. Interest accrued, if any, on sums on deposit in the Interest Bearing Accounts shall be remitted to and become part of the applicable Account. All such interest that so becomes part of the applicable Account shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Account; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.
(h)    Sums on deposit in the Interest Bearing Accounts shall, upon Borrower’s written request, be invested in Permitted Investments selected by Lender or Servicer provided (i) such investments are then regularly offered by Lender (or Servicer on behalf of Lender) for accounts of this size, category and type (Borrower acknowledges that the Servicer or Lender may only offer as an investment opportunity the right to place funds on deposit in the applicable Accounts in an interest bearing account (bearing interest at the money market rate)), (ii) such investments are permitted by applicable federal, State and local rules, regulations and laws, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the Interest Bearing Accounts are required to be disbursed pursuant to the terms hereof, and (iv) no Event of Default shall have occurred and be continuing. All income earned from the aforementioned Permitted Investments shall be property of Borrower and Borrower hereby irrevocably authorizes and directs Lender (or Servicer on behalf of Lender) to hold any income earned from the aforementioned Permitted Investments as part of the applicable Interest Bearing Account. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Interest Bearing Accounts shall be permitted. Lender shall not be liable for any loss sustained on the investment of any funds in the Interest Bearing Accounts unless due to the gross negligence or willful misconduct of Lender.
(i)    Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender, Servicer and Cash Management Bank, as applicable, for all fees, charges, costs and expenses in connection with the Accounts, the execution and delivery of this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Cash Management Bank in connection with the administration of the Accounts (but subject to Section 17.6 hereof) and the reasonable fees and expenses of legal counsel to Lender, Cash Management Bank and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.
Section 8.11.    Letters of Credit.
(a)    Following the Closing Date and Borrower’s deposit of funds into the NYC-DYCD Lease Account and the Unfunded Obligations Account on the Closing Date in accordance with Section 8.1 hereof, Borrower may from time to time deliver to Lender a Letter of Credit in accordance with the provisions of this Section 8.11 in replacement of such amounts then on deposit in the NYC-DYCD Lease Account and/or the Unfunded Obligations Account. Any Letter of Credit from time to time delivered in replacement of funds on deposit in the NYC-DYCD Lease Account or the Unfunded Obligations Accounts shall be in an amount equal to the amount of the NYC-DYCD Lease Funds or the Unfunded Obligations Funds, as applicable, held by Cash Management Bank in cash on the date such Letter of Credit is delivered to Lender and Borrower shall give Lender no less than ten (10) days written notice of Borrower’s election to deliver a Letter of Credit together with a draft of the proposed Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Upon such delivery to Lender of a Letter of Credit in the amount equal to the amount of NYC-DYCD Lease Funds or the Unfunded Obligations Funds, as applicable, held by Cash Management Bank in cash on the date of delivery of such Letter of Credit and provided that no Event of Default has occurred and is continuing, Lender shall promptly cause the Cash Management Bank to disburse any funds held by the Cash Management Bank in cash in the NYC-DYCD Lease Account or the Unfunded Obligations Account to Borrower. No party other than Lender shall be entitled to draw on any such Letter of Credit. In the event that any disbursement of any NYC-DYCD Lease Funds or the Unfunded Obligations Funds, as applicable, relates to a portion thereof provided through a Letter of Credit, any “disbursement” of said funds as provided above shall be deemed to refer to (i) Borrower providing Lender a replacement Letter of Credit in an amount equal to the original Letter of Credit posted less the amount of the applicable disbursement provided hereunder and (ii) Lender, after receiving such replacement Letter of Credit, returning such original Letter of Credit to Borrower; provided, that, no replacement Letter of Credit shall be required with respect to the final disbursement of the NYC-DYCD Lease Funds or the Unfunded Obligations Funds, as applicable, such that no further sums are required to be on deposit in the NYC-DYCD Lease Account or the Unfunded Obligations Account, as applicable.
(b)    Each Letter of Credit delivered hereunder shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the terms and conditions hereof relating to application of sums to the Debt. Lender shall have the additional rights to draw in full any Letter of Credit: (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least forty five (45) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than forty five (45) days prior to such termination); (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any Person designated by Lender in connection with a Secondary Market Transaction. If Lender draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Event of Default exists, Lender shall apply all or any part thereof for the purposes for which such Letter of Credit was established. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii), (iv) or (v) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.
ARTICLE 9.

CASH MANAGEMENT
Section 9.1.    Establishment of Certain Accounts.
(a)    Borrower shall, simultaneously herewith, establish an Eligible Account with Wells Fargo Bank, National Association (the “Restricted Account”) pursuant to the Restricted Account Agreement in the name of ARC NYC123WILLIAM, LLC for the sole and exclusive benefit of Lender into which Borrower shall deposit, or cause to be deposited, all revenue generated by the Property. Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account shall be transferred on each Business Day to the Cash Management Account.
(b)    Simultaneously herewith, Lender, on Borrower’s behalf, shall establish an Eligible Account (the “Cash Management Account”) with Wells Fargo Bank, National Association, in the name of Borrower for the sole and exclusive benefit of Lender in accordance with that certain Cash Management Agreement, dated as of the date hereof, by and among Wells Fargo Bank, National Association, Borrower and Lender (as the same may be amended, restated or modified from time to time, the “Cash Management Agreement”). Simultaneously herewith, Lender, on Borrower’s behalf, shall also establish with Lender, Cash Management Bank or Servicer an Eligible Account into which Borrower shall deposit, or cause to be deposited the amounts required for the payment of Debt Service under the Loan (the “Debt Service Account”).
Section 9.2.    Deposits into the Restricted Account; Maintenance of Restricted Account.
(a)    Borrower represents, warrants and covenants that, so long as the Debt remains outstanding, (i) Borrower shall, and shall cause Manager to, immediately deposit all revenue derived from the Property and received by Borrower or Manager, as the case may be, into the Restricted Account; (ii) Borrower shall instruct Manager to immediately deposit (A) all revenue derived from the Property collected by Manager, if any, pursuant to the Management Agreement (or otherwise) into the Restricted Account and (B) all funds otherwise payable to Borrower by Manager pursuant to the Management Agreement (or otherwise in connection with the Property) into the Restricted Account; (iii) (A) on or before the Closing Date, Borrower shall have sent (and hereby represents that it has sent) a notice, in a form reasonably approved by Lender, to all Tenants now occupying space at the Property directing them to pay all rent and other sums due under the Lease to which they are a party into the Restricted Account (such notice, the “Tenant Direction Notice”), (B) simultaneously with the execution of any Lease entered into on or after the date hereof in accordance with the applicable terms and conditions hereof, Borrower shall furnish each Tenant under each such Lease the Tenant Direction Notice and (C) Borrower shall continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof; (iv) there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Property (or any portion thereof) are directly deposited; and (v) neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Property (or any portion thereof). Until deposited into the Restricted Account, any Rents and other revenues from the Property held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to the Security Instrument and shall not be commingled with any other funds or property of Borrower. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 9.2 without Lender’s prior written consent not to be unreasonably withheld, conditioned or delayed.
(b)    Borrower shall maintain the Restricted Account for the term of the Loan, which Restricted Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Restricted Account Agreement). The Restricted Account shall have a title evidencing the foregoing in a manner reasonably acceptable to Lender. Borrower hereby grants to Lender a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all commercially reasonable actions necessary to maintain in favor of Lender a perfected first priority security interest in the Restricted Account. Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof. All reasonable costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower. All monies now or hereafter deposited into the Restricted Account shall be deemed additional security for the Debt while such funds are in the Restricted Account. Borrower shall pay all sums due from Borrower under and otherwise comply with the Restricted Account Agreement. Borrower shall not alter or modify either the Restricted Account or the Restricted Account Agreement, in each case without the prior written consent of Lender. The Restricted Account Agreement shall permit (and Borrower shall provide) Lender online access to bank and other financial statements relating to the Restricted Account (including, without limitation, a listing of the receipts being collected therein). In connection with any Secondary Market Transaction, Lender shall have the right to cause the Restricted Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Restricted Account. Lender shall provide Borrower with prompt written notice of any such renaming of the Restricted Account. Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower or Bank. Upon (A) Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Bank or termination of the Restricted Account Agreement by Bank or Lender and/or (D) the occurrence and continuance of an Event of Default, Borrower shall, within fifteen (15) days of Lender’s request, (1) terminate the existing Restricted Account Agreement, (2) appoint a new Bank (which such Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and reasonably approved by Lender and (III) during the continuance of an Event of Default, be selected by Lender), (3) cause such Bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new Restricted Account Agreement with Lender and Borrower on substantially the same terms and conditions as the previous Restricted Account Agreement and (4) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to, during the continuation of an Event of Default, complete or undertake any action required of Borrower under this Section 9.2 in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.
Section 9.3.    Disbursements from the Cash Management Account. On each Business Day, other than during a Trigger Period, all funds in the Cash Management Account shall be delivered to an account designated by Borrower and, thereafter, Borrower may use any such funds for any purpose. On each Business Day during a Trigger Period, Lender or Servicer, as applicable, shall allocate all funds, if any, on deposit in the Cash Management Account and disburse such funds in the following amounts and order of priority:
(a)    First, funds sufficient to pay the Monthly Tax Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Tax Account;
(b)    Second, funds sufficient to pay the Monthly Insurance Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Insurance Account;
(c)    Third, funds sufficient to pay the Debt Service due for the Monthly Payment Date on or immediately succeeding the date of such deposit shall be deposited in the Debt Service Account;
(d)    Fourth, to Borrower, funds in an amount equal to the Op Ex Monthly Amount; and
(e)    Fifth, funds sufficient to pay the Replacement Reserve Monthly Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Replacement Reserve Account;
(f)    Sixth, funds sufficient to pay the Leasing Reserve Monthly Deposit due for the Monthly Payment Date on or immediately succeeding the date of such deposit, if any, shall be deposited in the Leasing Reserve Account;
(g)    Seventh, funds sufficient to pay any other amounts due and owing to Lender and/or Servicer pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or as directed by Lender; and
(h)    Eighth, all amounts remaining in the Cash Management Account after deposits for items (a) through (g) above (“Excess Cash Flow”) shall be deposited into the Excess Cash Flow Account.
Section 9.4.    Withdrawals from the Debt Service Account. Prior to the occurrence and continuance of an Event of Default, funds on deposit in the Debt Service Account, if any, shall be used to pay Debt Service when due, together with any late payment charges or interest accruing at the Default Rate.
Section 9.5.    Payments Received Under this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Reserve Accounts shall (provided Lender is not prohibited from withdrawing or applying any funds in the applicable Accounts by operation of law) be deemed satisfied to the extent sufficient amounts are deposited in applicable Accounts to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
ARTICLE 10.

EVENTS OF DEFAULT; REMEDIES
Section 10.1.    Event of Default.
The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)    if (A) any monthly Debt Service payment or the payment due on the Maturity Date is not paid when due, (B) any deposit to any of the Accounts required hereunder or under the other Loan Documents is not made when due or (C) any other portion of the Debt is not paid when due and, with respect to the payments referred to in clauses (B) and (C) only, such non-payment continues for five (5) Business Days following notice to Borrower that the same is due and payable; except, in each case, to the extent sums sufficient to pay such Debt Service or any other portion of the Debt have been deposited with Lender for such specific purpose in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained by Borrower or its Affiliates;
(b)    if any of the Taxes or Other Charges are not paid prior to the date on which penalties and interest would be due except to the extent (A) sums sufficient to pay the Taxes or Other Charges in question had been reserved hereunder prior to the applicable due date for the Taxes or Other Charges in question for the express purpose of paying the Taxes or Other Charges in question and Lender failed to pay the Taxes or Other Charges in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained by Borrower or its Affiliates and (C) no other Event of Default is continuing;
(c)    if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof;
(d)    if any of the representations or covenants contained in Article 5 are breached or violated; provided, that, (A) with respect to any failure to comply with the requirements relating to trade and operational indebtedness set forth in Section 5.1(a)(vii) hereof, it shall only be an Event of Default if Borrower does not cure such failure within fifteen (15) days after notice thereof from Lender to Borrower and (B) except as provided in (A) of this clause (d) with respect to trade and operational indebtedness, any such breach or violation shall not constitute an Event of Default (1) if such breach or violation is inadvertent and non-recurring, (2) if such breach or violation is curable, Borrower shall promptly cure such breach within thirty (30) days from the earlier of (I) Borrower’s knowledge of such breach or violation or (II) notice thereof from Lender and (3) Borrower shall have within such thirty (30) day period delivered to Lender a New Non-Consolidation Opinion or an update from the law firm under the most recent Non-Consolidation Opinion previously delivered to Lender to the effect that such breach or violation does not negate or impair the Non-Consolidation Opinion previously delivered to Lender;
(e)    if (A) a Prohibited Transfer shall occur in violation of this Agreement or (B) any representation or covenants contained in Section 6.6 hereof is breached or violated in any material respect unless, with respect to this clause (B), (I) such breach or violation was immaterial, inadvertent and non-recurring and (II) Borrower corrects (or causes to be corrected) such failure within thirty (30) days of obtaining knowledge thereof;
(f)    if there is a breach of any of the covenants contained within any of Section 4.19 and Section 4.24 in any material respect, which breach continues for a period of thirty (30) days after Borrower’s receipt of notice from Lender;
(g)    if any representation or warranty made herein (other than the representations or warranties described in clause (e) of this Section 10.1), in the Guaranty or in the Environmental Indemnity or in any certificate, report, financial statement or other instrument or document furnished to Lender by or on behalf of Borrower in connection with the Loan shall have been false or misleading in any material adverse respect when made; provided that if such untrue representation or warranty is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender;
(h)    if (i) Borrower, any SPE Component Entity or Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets, or Borrower, any SPE Component Entity or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower, any SPE Component Entity or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; (iii) there shall be commenced against Borrower, any SPE Component Entity or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; (iv) Borrower, any SPE Component Entity, any Affiliated Manager or Guarantor shall collude with respect to, approve of, or acquiesce in, any of the actions set forth in clause (i), (ii), or (iii) above; (v) Borrower, any SPE Component Entity or Guarantor shall admit in writing its inability to pay its debts as they become due; (vi) Borrower or any SPE Component Entity is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Guarantor or its subsidiaries and/or Affiliates; or (vii) a Bankruptcy Event occurs (provided, that if there is any inconsistency between the other provisions of this subclause (i) and the definition of Bankruptcy Event, the other provisions of this subclause (i) shall control);
(i)    if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument;
(j)    if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower first receives notice of the same;
(k)    if any federal tax lien is filed against Borrower, any SPE Component Entity, Guarantor or the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after Borrower first receives notice of the same;
(l)    if Borrower shall fail to deliver to Lender, within ten (10) Business Days after request by Lender, the estoppel certificates required by Section 4.13(a) hereof and such failure continues for five (5) Business Days after Borrower’s receipt of notice thereof from Lender;
(m)    if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any;
(n)    if any of the factual assumptions as to Borrower and/or any SPE Component Entity contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue or shall become untrue as a result of Borrower’s and/or any SPE Component Entity’s violation of Article 5 hereof in any material respect and, provided no action has been filed with respect to Borrower or any SPE Component Entity under any Creditor Rights Law prior to the time that Lender becomes aware of the untrue assumption, Borrower shall fail to deliver to Lender within ten (10) Business Days after Lender’s request a New Non-Consolidation Opinion without such assumption;
(o)    if Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder (and the Manager terminates the same) or if the Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Borrower, within thirty (30) days of such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;
(p)    if Borrower fails to appoint a New Manager within ten (10) Business Days of the request of Lender and/or fails to comply with any limitations on instructing the Manager and such failure continues for more than ten (10) Business Days after notice from Lender, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement, the Assignment of Management Agreement and the Security Instrument;
(q)    With respect to any default or breach of any term, covenant or condition of this Agreement not specified in subsections (a) through (p) above or not otherwise specifically specified as an Event of Default in this Agreement, if the same is not cured (i) within ten (10) days after notice from Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) for thirty (30) days after notice from Lender (in the case of any other default or breach); provided, that, with respect to any default or breach specified in subsection (ii), if the same cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or
(r)    if any default not specified above exists under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.
Section 10.2.    Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to Borrower or any SPE Component Entity) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instrument, the Note and the other Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(e) above with respect to Borrower or any SPE Component Entity, the Debt and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding.
(b)    Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement, the Security Instrument, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Security Instrument, the Note or the other Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by applicable law, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
(c)    With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in preference or priority to the Property, and Lender may seek satisfaction out of all of the Property or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.
(d)    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(e)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from the Property (or any portion thereof) or any other collateral for the Loan and/or paid to or received by Lender may, after an Event of Default, be applied by Lender toward the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.
(f)    Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any such obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Upon the occurrence and during the continuance of an Event of Default, Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.
ARTICLE 11.

SECONDARY MARKET
Section 11.1.    Securitization.
(a)    Lender shall have the right (i) to sell or otherwise transfer the Loan (or any portion thereof and/or interest therein), (ii) to sell participation interests in the Loan (or any portion thereof and/or interest therein) or (iii) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization. The transactions referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions”, the transactions referred to in clause (i) shall hereinafter be referred to as a “Syndication”, and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.
(b)    If requested by Lender, Borrower and Guarantor shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions (but in no event shall such cooperation result in any increase in any obligations of Borrower or rights of Lender or decrease in any rights of Borrower or obligations of Lender under the Loan Documents or change in any of the economic or monetary provisions of the Loan or the Loan Documents and not result in any “rate creep” under the Loan Agreement (other than due to the occurrence and continuance of an Event of Default), Borrower acknowledging and agreeing that Borrower and/or Guarantor complying with requests by Lender pursuant to, and in accordance with, this Section 11.1 in and of itself shall not be deemed to increase any obligations of Borrower or decrease any rights of Borrower)), provided Lender shall reimburse Borrower and Guarantor for any reasonable, out-of-pocket costs and expenses incurred by Borrower and/or Guarantor in connection with compliance with the terms and provisions of Section 11.1(b). Suchcooperation shall, include, without limitation, to:
(i)    (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, SPE Component Entity and any Affiliated Manager, and updated budgets relating to the Property, which (in each case) are available or reasonably obtainable using systems of Borrower that are currently in place (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and acceptable to the Rating Agencies, and (B) cooperate with Lender in obtaining updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property, as requested by the Rating Agencies in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies;
(ii)    provide new and/or updated opinions of counsel, which may be relied upon by Lender and the Rating Agencies, as to substantive non-consolidation, matters of Delaware and federal bankruptcy law relating to limited liability companies with respect to Borrower and SPE Component Entities and due execution and enforceability of the Loan Documents, customary in Secondary Market Transactions or required by the Rating Agencies, which counsel and opinions shall be reasonably satisfactory in form and substance to Lender and satisfactory in form and substance to the Rating Agencies;
(iii)    provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents consistent with the facts covered by such representations and warranties as they exist on the date thereof; and
(iv)    execute such amendments to the Loan Documents and Borrower’s or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies in order to effect any Secondary Market Transaction, including, without limitation, (A) to amend and/or supplement the Independent Director provisions provided herein and therein, in each case, in accordance with the applicable requirements of the Rating Agencies, (B) bifurcating the Loan into two or more components, re-allocating the Loan among existing components or existing Notes, reducing the number of components of the Loan or of any Note and/or creating additional separate notes and/or creating additional senior/subordinate note structure(s), including, without limitation, re-allocating the principal amounts of the Loan (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative monthly payment dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that (I) Borrower and/or Guarantor shall not be required to so modify or amend any Loan Document if such modification or amendment would change any economic or non-economic term, including the interest rate or the stated maturity (except as would not have an adverse effect on Borrower, Guarantor and/or any of their Affiliates) or otherwise increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents or increase the rights or reduce the obligations of Lender, except in connection with a Loan Bifurcation which may result in varying fixed interest rates but will have the same weighted average coupon of the original Note throughout the term (i.e., there shall be no “rate creep”) (except following an Event of Default) and (II) none of Borrower nor any SPE Component Entity shall be required to modify its organizational structure or make any other modification, if such modification would cause it or any of its Affiliates or direct or indirect owners to incur any additional tax liability or suffer other adverse consequences. Borrower and Lender acknowledge and agree that the execution of any Loan Bifurcation in accordance with terms and conditions hereof shall not in itself increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents.
(c)    If, at the time a Disclosure Document is being prepared for a Securitization, Lender reasonably expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon reasonable request the following financial information:
(i)    If Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%), but be less than twenty percent (20%), of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties or selected financial data as required under Item 1112(b)(1) of Regulation AB, or
(ii)    If Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB.
(d)    In the event all or a portion of the Loan is included in a Securitization involving a registered public offering of Securities pursuant to the Securities Act, and if Lender reasonably determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and the Related Properties, collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, a statement of net operating income for the Property or Related Properties or selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of Securities under Regulation AB or applicable Legal Requirements.
(e)    Any financial data or financial statements required pursuant to Section 11.1(d) above shall be furnished to Lender (1) with respect to quarterly reporting, not later than forty-one (41) days after the end of the fiscal quarter of Borrower and (2) with respect to all other reporting, no later than five (5) Business Days prior to the date required pursuant to Regulation AB.
(f)    If requested by Lender, Borrower shall provide Lender, promptly following Lender’s request therefor, and in any event within the time periods required to comply with Regulation AB or other Legal Requirements relating to a Securitization (but no earlier than five (5) Business Days following notice from Lender), with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization.
(g)    All financial data and statements provided by Borrower hereunder in connection with a Securitization shall meet (and shall be accompanied by such auditors’ reports or consents and such certificates as may be necessary to comply with) the requirements of Regulation AB and other Legal Requirements, in each case to the extent applicable and as specified by Lender.
(h)    Notwithstanding anything to the contrary in this Agreement, but subject to Section 11.5, Borrower shall not be (and Lender shall be) responsible for any reasonable, out-of-pocket costs incurred by Borrower due to its compliance with the terms and provisions of Section 11.1 and the deliveries required to be made by Borrower and Guarantor pursuant to Section 11.2(c).
Section 11.2.    Disclosure.
(a)    Borrower (on its own behalf and on behalf of each other Borrower Party) understands that information provided to Lender by Borrower, any other Borrower Party and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the Rating Agencies and service providers, in each case, in connection with any Secondary Market Transaction.
(b)    Subject to the terms and provisions of Section 11.2(c), Borrower and Guarantor shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages (other than special, consequential or punitive damages) or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with any Disclosure Document and/or any Covered Rating Agency Information, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.
(c)    Borrower and Guarantor shall provide in connection with each of (i) a preliminary and a final private placement memorandum, offering memorandum or offering circular, (ii) a free writing prospectus, (iii) a preliminary and final prospectus or prospectus supplement and (iv) a structural and collateral term sheet, as applicable, an agreement (A) certifying that Borrower has examined the portions of such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property (or any portion thereof), any Affiliated Manager, Guarantor, the Management Agreement, the terms of the Loan Documents and the use of Loan proceeds (but excluding any forward-looking budgets and projections) (collectively, with the Provided Information, the “Covered Disclosure Information”), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 11.2(c), Lender hereunder shall include its officers and directors), the Affiliate of Lender (“Lender Affiliate”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement or Affiliate of Lender that has acted as sponsor or depositor in connection with the Securitization, and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), and Lender Affiliate, and any other placement agent, initial purchaser or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender Affiliate or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Covered Disclosure Information or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and/or the Underwriter Group for any out-of-pocket legal or other expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that (I) Borrower and Guarantor will be liable in any such case under Section 11.2(b) or clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property, or is contained in the Disclosure Documents with respect to the matters referenced in clause (A) above (but, in each case, excluding forward-looking budgets and projections), (II) Borrower and Guarantor shall not be obligated to provide the certification set forth in clause (A) above or be liable under Section 11.2(b) or clause (B) or (C) above if Borrower has not been afforded five (5) Business Days to review and comment on the applicable sections of the applicable Disclosure Document, and (III) Borrower and Guarantor shall not be liable under Section 11.2(b) or clause (B) or (C) above with respect to any statement or omission or any failure of Lender to accurately transcribe any portion of the Covered Disclosure Information provided by Borrower if Borrower shall have notified Lender as to the existence of such untrue statement, omission or inaccuracy within a reasonable period of time prior to pricing of the securities and Lender shall have failed to cause such Disclosure Document to be revised accordingly. The indemnification provided for in clauses (B) and (C) above shall be effective (subject to the proviso set forth in the immediately preceding sentence) whether or not the indemnification agreement described above is provided. The aforesaid indemnity will be in addition to any liability which Borrower and Guarantor may otherwise have subject to Section 13.1.
(d)    In connection with filings under Exchange Act and/or the Securities Act, Borrower and Guarantor shall (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the financial reporting required to be provided pursuant to Section 11.1(d) hereof a material fact required to be stated in such financial reporting in order to make the statements in connection with such filings under Exchange Act and/or the Securities Act, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any out-of-pocket legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that Borrower and Guarantor will be liable in any such case under this Section 11.2(d) only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of such filings under Exchange Act and/or the Securities Act or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property, or is contained in the Disclosure Documents with respect to the matters referenced in Section 11.2(c)(A) above (but, in each case, excluding forward-looking budgets and projections).
(e)    Promptly after receipt by an Indemnified Person under this Section 11.2 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Person under this Section 11.2, notify the Indemnifying Person in writing of the commencement thereof (but the omission to so notify the Indemnifying Person will not relieve the Indemnifying Person from any liability which the Indemnifying Person may have to any Indemnified Person hereunder except to the extent that failure to notify causes prejudice to the Indemnifying Person). In the event that any action is brought against any Indemnified Person, and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled, jointly with any other Indemnifying Person, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person. After notice from the Indemnifying Person to such Indemnified Person under this Section 11.2, such Indemnifying Person shall pay for any legal or other expenses subsequently incurred by such Indemnifying Person in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the Indemnifying Person and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the Indemnifying Person, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the Indemnifying Person.
After notice from such Indemnifying Person to such Indemnified Person of its election to so assume the defense of such claim or action, such Indemnifying Person shall not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, unless, (1) if the defendants in any such action include both an Indemnified Person and any of the Indemnifying Persons and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to an Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person at the expense of the Indemnifying Persons, (2) the Indemnifying Person shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action (provided that the Indemnified Person has provided the Indemnifying Person with ten (10) days prior written notice that it intends to exercise its rights pursuant to this clause (2) and the Indemnifying Person has not employed counsel reasonably satisfactory to the Indemnified Person within such 10-day period), or (3) the Indemnifying Person has authorized in writing the employment of counsel of the Indemnified Person at the expense of the Indemnifying Person.
Without the prior written consent of the applicable Indemnified Persons (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (i) such Indemnifying Person shall have given the Indemnified Persons reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceedings and (ii) such settlement, compromise or judgment does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person(s) without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel to which the Indemnified Person is entitled pursuant to this Agreement, the Indemnifying Person shall be liable for any settlement, compromise or entry of a judgment in connection with any proceeding effected without its written consent if (i) such settlement, compromise or judgment is entered into or entered, as applicable, more than ninety (90) days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, compromise or judgment, and (iii) such settlement, compromise or judgment does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any such Indemnifying Person; provided, that the Indemnified Person has provided the Indemnifying Person with five (5) Business Days prior notice of its intent to exercise its rights under this sentence.
The Indemnifying Person agrees that if any indemnification or reimbursement sought pursuant to this Agreement is judicially determined to be unenforceable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities from which such Indemnified Person is entitled to be held harmless under this Agreement), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the foregoing, no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by such Indemnified Persons in connection with the closing of the Loan or the Securitization.
The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Agreement shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Agreement.
(f)    The liabilities and obligations of each of Borrower, Guarantor and Lender under this Section 11.2 (subject in each case to Article 13) shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. Failure by Borrower and/or any Borrower Party to comply with the provisions of Section 11.1 and/or Section 11.2 within the timeframes specified therein and/or as otherwise required by Lender shall, at Lender’s option, constitute a breach of the terms thereof and/or an Event of Default. Borrower (on its own behalf and on behalf of each Borrower Party) hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of any Borrower Party under Sections 11.1, 11.2, and/or 11.6 in the event any Borrower Party fails to do the same, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.
Section 11.3.    Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.
Section 11.4.    Servicer. At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer; provided, however, Lender shall remain liable hereunder regardless of any such delegation and Borrower shall not be responsible for any set up fees or for any base monthly servicing fees of any such Servicer. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, Borrower shall only be required to engage with a single Servicer, which Servicer shall be the only entity with whom Borrower shall be required to request approvals in connection with the Loan and who will provide a single response from Lender upon which Borrower shall be entitled to rely.
Section 11.5.    Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (and in no event in connection with the initial review of the Loan by the Rating Agencies in connection with a Secondary Market Transaction) either (i) in response to a request by Borrower for approval of an action or any other matter, or (ii) during the continuance of an Event of Default or at any time that Lender or Servicer receives written notice from Borrower that it imminently will be in an Event of Default, Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.
Section 11.6.    Mezzanine Option. Lender shall have the option (the “Mezzanine Option”) at any time prior to Securitization to divide the Loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall at all times equal the Interest Rate and there shall be no rate creep (except, with respect to such mezzanine loan, following an event of default under such mezzanine loan and except, with respect to such mortgage loan, following an event of default under such mortgage loan) but specifically including with respect to a prepayment of the mortgage and mezzanine loans in connection with the Casualty and/or Condemnation, which prepayment shall be applied pro rata and pari passu to the Note and the notes issues in connection with a mezzanine loan entered into in connection with this Section 11.6. Borrower shall cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies (provided, that any such amendment shall not change any economic or non-economic term, including the interest rate or the stated maturity, or otherwise have an adverse effect on Borrower, Guarantor and/or any of their Affiliates or increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents and will not increase the rights or decrease the obligations of Lender, except as provided in clause (ii) of the immediately preceding sentence), (ii) creating one or more Single Purpose Entities (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) execute such agreements, instruments and other documents as may be reasonably required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies, documents and/or instruments relating other diligence materials as may be reasonably required by Lender or required by the Rating Agencies, but none of the foregoing shall increase the obligations of Borrower or rights of Lender or decrease the rights of Borrower or obligations of Lender under the Loan Documents or change any of the economic or monetary provisions of the Loan or the Loan Documents. Borrower and Lender acknowledge and agree that the execution of any documents in connection with Lender’s exercise of the Mezzanine Option in accordance with terms and conditions hereof shall not in itself increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents. Lender shall reimburse Borrower for any reasonable, third-party, out-of-pocket costs and expenses of Borrower actually incurred in connection with Borrower’s compliance with the terms and provisions of this Section 11.6.
Section 11.7.    Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.
ARTICLE 12.

INDEMNIFICATIONS
Section 12.1.    General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Persons and arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property (or any portion thereof) to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease or management agreement; (f) the payment of any brokerage commission, charge or fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Security Instrument; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Accounts; provided, however, that the foregoing covenant shall not apply to any matter to the extent arising from (x) the gross negligence, fraud, illegal acts or willful misconduct of an Indemnified Person or (y) any Losses first arising after foreclosure of the lien of the Loan Documents or deed-in-lieu of such foreclosure, or Lender exercising any remedy which results in Lender or its successors or assigns or their respective agents or appointees controlling the Property and solely with respect to actions, events or conditions which are not caused by Borrower or any of its Affiliates. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become due and payable immediately after demand therefor by Lender and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.
Section 12.2.    Mortgage and Intangible Tax Indemnification. Subject to Article 13, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Persons and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents.
Section 12.3.    ERISA Indemnification. Subject to Article 13, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.7 or 4.19 of this Agreement.
Section 12.4.    Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Person, Borrower shall defend such Indemnified Person (if requested by any Indemnified Person, in the name of the Indemnified Person) by attorneys and other professionals selected by Borrower and reasonably approved by the Indemnified Persons. Notwithstanding the foregoing, any Indemnified Persons may, in their sole discretion and at the Indemnified Persons’ sole cost and expense, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Persons, their attorneys shall control the resolution of any claim or proceeding, provided, however, that Borrower shall have the right to reasonably approve any settlement such Indemnified Persons desire to enter into with respect to such matter and any such settlement shall provide a full release of Borrower with respect to such matter. Upon demand if Borrower is not defending the Indemnified Persons in accordance with this Section 12.4, Borrower shall pay or, in the sole discretion of the Indemnified Persons, reimburse, the Indemnified Persons for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
Section 12.5.    Survival. The obligations and liabilities of Borrower under this Article 12 (in each case, subject to Article 13) shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.
Section 12.6.    Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.
ARTICLE 13.

EXCULPATION
Section 13.1.    Exculpation.
(a)    Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property (or any portion thereof), the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of the Guaranty, the Environmental Indemnity and/or any guaranty set forth in Section 11.2 hereof or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 13); (4) impair the rights of Lender to (A) obtain the appointment of a receiver and/or (B) enforce its security interest in the Accounts as provided in Articles 8 and 9 hereof; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument and in any other Loan Documents; (6) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property (or any portion thereof); or (7) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Loss incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    fraud or material willful misrepresentation by any Borrower Party in connection with the Loan;
(ii)    the willful misconduct of any Borrower Party;
(iii)    any intentional act or omission of any Borrower Party made frivolously or in bad faith, including any assertion of defenses or counterclaims asserted in bad faith by any Borrower Party and which, in bad faith, hinders, delays or interferes in any material respect with the Lender’s enforcement of its rights under the Loan Documents or the realization of the collateral;
(iv)    (A) material physical waste to the Property (or any portion thereof) and/or (B) after the occurrence and during the continuance of an Event of Default, removal or disposal of any portion of the Property other than in the ordinary course;
(v)    the misapplication, misappropriation or conversion by (I) any Borrower Party and/or (II) any Affiliated Manager that is Controlled by Borrower, any SPE Component Entity and/or any of their respective Affiliates, in each instance, of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property (or any portion thereof), (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Rents, (D) any Tenant security deposits or Rents collected in advance or (E) any other monetary collateral for the Loan (including, without limitation, any Reserve Funds and/or any portion thereof disbursed to (or at the direction of) Borrower); and/or
(vi)    failure to pay Taxes in accordance with the terms and provisions hereof to the extent that the Property has generated sufficient net operating income for the immediately preceding twelve (12) month period to pay the same, unless such charges are the subject to a bona fide dispute in which the Borrower is contesting the amount or validity thereof in accordance with the terms and conditions set forth herein.
(b)    Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) any Borrower and/or any SPE Component Entity fails to obtain Lender’s prior written consent to any indebtedness or voluntary lien encumbering the Property to the extent required by this Agreement or the other Loan Documents, (ii) any Borrower and/or any SPE Component Entity fails to obtain Lender’s prior written consent to any transfer in violation of Article 6 hereof to the extent required by this Agreement or the other Loan Documents; (iii) a Bankruptcy Event occurs; or (iv) any representation, warranty or covenant contained in Article 5 is violated or breached and such breach or violation is cited as a material contributing factor by the applicable bankruptcy court in the substantive consolidation of Borrower and/or any SPE Component Entity with any other Person.
ARTICLE 14.

NOTICES
Section 14.1.    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:
c/o American Realty Capital New York City REIT, Inc.
405 Park Avenue, 7th Floor
New York, NY 10022
Attn: Asset Management
E-Mail:

with a copy to:

American Realty Capital New York City REIT, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
 Attn: Michael Ead, Esq.
 E-Mail: mead@nyrt.com

With a copy to:	Arnold & Porter Kaye Scholer LLP 250 W 55th Street New York, NY 10019 Attention: John J. Busillo, Esq. Facsimile No.: (212) 836-8689
If to Lender:	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019 Attention: Michael S. Birajiclian Facsimile No.: (646) 531-5391
With a copy to:	Paul Hastings LLP 200 Park Avenue New York, New York 10166 Attention: Eric F. Allendorf, Esq. Facsimile No.: (215) 303-7083

or addressed as such party may from time to time designate by written notice to the other parties.
Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
ARTICLE 15.

FURTHER ASSURANCES
Section 15.1.    Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.
Section 15.2.    Recording of Security Instrument, etc.
(a)    Borrower forthwith upon the execution and delivery of the Security Instrument and thereafter, from time to time, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instrument, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by applicable law so to do. The foregoing taxes, fees, expenses, duties, imposts, assessments and charges, as applicable, are herein referred to as the “Security Instrument Taxes”.
(b)    Borrower represents that it has paid or will pay all Security Instrument Taxes imposed upon the execution and recordation of the Security Instrument.
Section 15.3.    Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, or for complying in all material respects with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose, only during the continuation of an Event of Default, of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 15.3, exercisable, in each case, to the extent that Borrower fails to take the necessary actions within ten (10) days after Borrower’s receipt of written request therefor from Lender.
Section 15.4.    Changes in Tax, Debt, Credit and Documentary Stamp Laws.
(a)    If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property (or any portion thereof) for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property (or any portion thereof) (other than an Excluded Tax), Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred eighty (180) days to declare the Debt immediately due and payable (without payment of any Yield Maintenance Premium or other fee, payment or penalty).
(b)    Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt. If such claim, credit or deduction shall be required by applicable law, Lender shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable (without payment of any Yield Maintenance Premium or other fee, payment or penalty).
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same (other than an Excluded Tax or income tax of Lender), Borrower will pay for the same, with interest and penalties thereon, if any.
ARTICLE 16.

WAIVERS
Section 16.1.    Remedies Cumulative; Waivers.
The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
Section 16.2.    Modification, Waiver in Writing.
No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 16.3.    Delay Not a Waiver.
Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 16.4.    Waiver of Trial by Jury.
BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.
Section 16.5.    Waiver of Notice.
Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 16.6.    Remedies of Borrower.
In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by applicable law or under this Agreement, the Security Instrument, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.
Section 16.7.    Marshalling and Other Matters.
Borrower hereby waives, to the extent permitted by applicable Legal Requirements, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of the Security Instrument and on behalf of all persons to the extent permitted by applicable Legal Requirements.
Section 16.8.    Intentionally Omitted.
Section 16.9.    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 16.10.    Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.
ARTICLE 17.

MISCELLANEOUS
Section 17.1.    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Security Instrument, the Note or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 17.2.    Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT AS PROVIDED IN THE PREVIOUS SENTENCE WITH RESPECT TO THE SECURITY INSTRUMENT, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT DESIGNATED BY LENDER IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. BORROWER HEREBY (I) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AND LENDER HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING AGREEMENT, WAIVER AND SUBMISSION ARE MADE PURSUANT TO SECTION 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
BORROWER DOES HEREBY DESIGNATE AND APPOINT:
CORPORATION SERVICES COMPANY
80 STATE STREET
ALBANY, NEW YORK 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 17.3.    Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 17.4.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 17.5.    Preferences. After the occurrence and during the continuance of an Event of Default or in connection with any proceedings under the Bankruptcy Code and/or any other Creditors Rights Laws, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 17.6.    Expenses. Except as otherwise provided herein, Borrower covenants and agrees to pay its own costs and expenses in connection with the Loan and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Security Instrument, the Note and the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all Borrower requests pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Security Instrument, the Note and the other Loan Documents and any other documents or matters requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (with respect to Borrower, any SPE Component Entity or Guarantor); and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated; provided, however, that, with respect to each of subsections (i) though (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include the following fees and expenses: any related appraisal costs if the Loan is a specially serviced loan, special servicing fees if the Loan is a specially serviced loan, liquidation fees, modification fees, work-out fees, special servicer inspection costs if the Loan is a specially serviced loan, operating advisor consulting fees and other similar costs or expenses payable to any Servicer, trustee, operating advisor and/or special servicer (if the Loan is a specially serviced loan) (or any portion thereof and/or interest therein) and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s and/or any other Borrower Party’s defaults under the Loan Documents  and (II) exclude any requirement that Borrower pay the servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or its agents, employees, trustees or any Servicer or special servicer.
Section 17.7.    Cost of Enforcement. In the event (a) that any Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.
Section 17.8.    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 17.9.    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Security Instrument, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 17.10.    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrower and Lender intend that the relationships created under this Agreement, the Security Instrument, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement, the Security Instrument, the Note and the other Loan Documents are solely for the benefit of Lender and Borrower and Guarantor (as applicable) and nothing contained in this Agreement, the Security Instrument, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower and Guarantor, as applicable, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
(c)    The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property (or any portion thereof).
(d)    Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations related to the Property (or any portion thereof) (including, without limitation, under the Leases); or (ii) any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents (other than the Loan Documents) to which any Borrower Party and/or the Property (or any portion thereof) is subject.
(e)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
(f)    Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property (or any portion thereof) and notwithstanding any investigation of the Property (or any portion thereof) by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Security Instrument and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement
Section 17.11.    Publicity.
(a)    All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents, the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld; provided, however, such approval shall not be required to the extent the same information appeared in any news release, publicity or advertising by Lender or its Affiliates intended to reach the general public pursuant to Section 17.11(b) below. Nothing in this Section 17.11 shall prevent Borrower or any of its Affiliates from disclosing any information in connection with any statutory reporting requirement or other reporting requirements required by any governmental agency (including, without limitation, to the Securities and Exchange Commission) or other Legal Requirements applicable to Borrower or any of its Affiliates.
(b)    Except in connection with an actual or a potential Secondary Market Transaction or other sale, or syndication of the Loan or any mezzanine loan entered into after the Closing Date and except for any “tombstone” in a format typically used by Lender (in any one or more such instances, Lender’s and/or Lender’s Affiliate’s rights shall not be limited by the terms of this Section 17.11), all news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents, the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, Borrower or any of its Affiliates shall be subject to the prior written approval of Borrower, not to be unreasonably withheld.
Section 17.12.    Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its Affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 17.13.    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and the Security Instrument, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instrument and the other Loan Documents and this Agreement, the Note, the Security Instrument and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Security Instrument and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.
Section 17.14.    Entire Agreement. This Agreement, the Note, the Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents.
Section 17.15.    Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
Section 17.16.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 17.17.    Brokers. Borrower agrees (i) to pay any and all fees imposed or charged by all brokers, mortgage bankers and advisors (each a “Broker”) hired or contracted by any Borrower Party or their Affiliates in connection with the transactions contemplated by this Agreement and (ii) to indemnify and hold Lender harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Lender by any Person except any Persons claiming to be retained by or on behalf of Lender. The foregoing indemnity shall survive the termination of this Agreement and the payment of the Debt. Borrower hereby represents and warrants that no Broker was engaged by any Borrower Party in connection with the transactions contemplated by this Agreement. Lender hereby agrees to pay any and all fees imposed or charged by any Broker hired solely by Lender and agrees to indemnify and hold Borrower harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Borrower by any Person except any Persons claiming to be retained by or on behalf of Borrower. Borrower acknowledges and agrees that (a) any Broker is not an agent of Lender and has no power or authority to bind Lender, (b) Lender is not responsible for any recommendations or advice given to any Borrower Party by any Broker, (c) Lender and the Borrower Parties have dealt at arms-length with each other in connection with the Loan, (d) no fiduciary or other special relationship exists or shall be deemed or construed to exist among Lender and the Borrower Parties and (e) none of the Borrower Parties shall be entitled to rely on any assurances or waivers given, or statements made or actions taken, by any Broker which purport to bind Lender or modify or otherwise affect this Agreement or the Loan, unless Lender has, in its sole discretion, agreed in writing with any such Borrower Party to such assurances, waivers, statements, actions or modifications. Borrower acknowledges and agrees that Lender may, in its sole discretion, pay fees or compensation to any Broker in connection with or arising out of the closing and funding of the Loan. Such fees and compensation, if any, (i) shall be in addition to any fees which may be paid by any Borrower Party to such Broker and (ii) create a potential conflict of interest for Broker in its relationship with the Borrower Parties. Such fees and compensation, if applicable, may include a direct, one-time payment, servicing fees and/or incentive payments based on volume and size of financings involving Lender and such Broker.
Section 17.18.    Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.19.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
(a)    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)    the effects of any Bail-in Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(b)    As used in this Section 17.19 the following terms have the following meanings ascribed thereto: (i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii)“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) “EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (x) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway; (v) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) “Write-Down and Conversion Powers” means, with respect to any EEA

Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:
ARC NYC123WILLIAM, LLC, a Delaware limited liability company

By: /s/ Michael A. Ead
Name: Michael A. Ead
Title: Authorized Signatory

LENDER:
BARCLAYS BANK PLC

By: /s/ Michael Birajiclian
Name: Michael Birajiclian
Title: Authorized Signatory

SCHEDULE I

ORGANIZATIONAL CHART

[See Attached]

SCHEDULE II

APPROVED NYC-DYCD LEASE LETTER OF INTENT

[See Attached]

SCHEDULE III

UNFUNDED OBLIGATIONS
[See Attached]

SCHEDULE IV

RENT ROLL

[See Attached]

SCHEDULE V

SECTION 3.18 EXCEPTIONS

[See Attached]

SCHEDULE VI

WORK AND REPAIRS

[See Attached]

EXHIBIT A

INTENTIONALLY OMITTED

Exhibit B-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [_____ __], 2017 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among BARCLAYS BANK PLC, as Lender, and ARC NYC123WILLIAM, LLC, as Borrower.
Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRS Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.
The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit B-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [_____ __], 2017 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among BARCLAYS BANK PLC, as Lender, and ARC NYC123WILLIAM, LLC, as Borrower.
Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRS Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit B-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [______ __], 2017 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among BARCLAYS BANK PLC, as Lender, and ARC NYC123WILLIAM, LLC, as Borrower.
Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRS Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit B-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes and Are Providing a U.S. Tax Certificate on Behalf of Their Partners)

Reference is hereby made to the Loan Agreement dated as of [______ __], 2017 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among BARCLAYS BANK PLC, as Lender, and ARC NYC123WILLIAM, LLC, as Borrower.
Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan (as well as any Note(s) evidencing such Loan), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRS Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRS Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRS Code.
The undersigned has furnished the Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]